Filed Pursuant to Rule 424(b)(7)
                                           Registration Statement No. 333-134405

                    A filing fee of $24,331, calculated in accordance with Rules 457(c) and 457(r), is due in connection with the offering of common stock pursuant to the registration statement (File No.
                333-134405) by means of this prospectus supplement. The proposed maximum aggregate offering price has been calculated to be
                 $227,388,421, which represents the 10,971,697 shares offered by this prospectus supplement multiplied by $20.725 per share, the average of the high and low sale price of our common stock on the
                American Stock Exchange on May 24, 2006. A filing fee of $56,065 has previously been paid in connection with our prior
                Registration Statement No. 333-118712, which was initially filed by us on September 1, 2004 and withdrawn on May 5, 2005.
                Pursuant to Rule 457(p), a portion of such unutilized filing fee is being applied to the filing fee payable in connection with the offering of common stock pursuant to this prospectus supplement.

Prospectus Supplement
to Prospectus Dated May 23, 2006

                        FRANKLIN STREET PROPERTIES CORP.

                                10,971,697 Shares



                                  Common Stock

                                ----------------

      This prospectus supplement relates to the offer and sale of an aggregate of 10,971,697 shares of common stock of Franklin Street Properties Corp. held by the persons named in the "selling stockholders" table included within. We issued these shares on April 30, 2006 in a private transaction.

      Our common stock is listed on the American Stock Exchange (AMEX) and trades under the symbol "FSP."

      The selling stockholders identified in this prospectus supplement or their successors, including transferees, pledgees or donees or their successors, may offer the shares from time to time through public or private transactions at the market price prevailing at the time of sale, at a fixed or fixed prices, at negotiated prices, at various prices determined at the time of sale or at prices related to prevailing market prices. The timing and amount of any sale are within the sole discretion of the selling stockholders, subject to certain restrictions.

      The last sale price of our common stock on the AMEX on May 25, 2006 was $20.75 per share.

      Investing in these securities involves risks. See "Risk Factors" on page 23 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 and the other documents incorporated by reference herein and in the accompanying prospectus.

                                ----------------

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

                                ----------------

                    Prospectus supplement dated May 30, 2006.

                              PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT                                             S-1

ABOUT FRANKLIN STREET PROPERTIES CORP.                                       S-1

THE OFFERING                                                                 S-2

THE MERGER TRANSACTION                                                       S-2

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION                           S-2

USE OF PROCEEDS                                                              S-3

SELLING STOCKHOLDERS                                                         S-3

PLAN OF DISTRIBUTION                                                        S-59

AVAILABLE INFORMATION                                                       S-60

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE                           S-60


                                   PROSPECTUS

ABOUT THIS PROSPECTUS                                                          1

ABOUT FRANKLIN STREET PROPERTIES CORP.                                         1

RISK FACTORS                                                                   2

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION                             2

AVAILABLE INFORMATION                                                          2

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE                              3

DESCRIPTION OF CAPITAL STOCK                                                   3

USE OF PROCEEDS                                                                4

SELLING STOCKHOLDERS                                                           4

PLAN OF DISTRIBUTION                                                           5

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS                       7

LEGAL MATTERS                                                                 18

EXPERTS                                                                       18

You should rely only on the information contained in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus to this offering prepared by us or on our behalf or otherwise authorized by us. We have not, and the selling stockholders have not, authorized anyone to provide you with different information and if anyone provides you with different or additional information, you should not rely on it. We are not, and the selling stockholders are not, making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus supplement, or that the accompanying prospectus is accurate on any date other than the date on the first page of the accompanying prospectus. You should also not assume that the information contained in any document incorporated by reference into this prospectus supplement or the accompanying prospectus is accurate as of any date other than the dates of the specific information.

                        ABOUT THIS PROSPECTUS SUPPLEMENT

      This document is in two parts. The first is this prospectus supplement, which describes the specific terms of the common stock being offered by the selling stockholders. The second part, the accompanying prospectus dated May 23, 2006, gives more general information about our common stock which may be sold by the selling stockholders and about us. You should read the entire prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

      We issued 10,971,697 shares of our common stock as part of a private merger transaction, described further below in the section entitled "The Merger Transaction," and agreed to register such shares on behalf of the selling stockholders.

      If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. We may also add, update or change in a prospectus supplement any of the information contained in this prospectus supplement. This prospectus supplement, together with applicable prospectus supplements, includes all material information relating to this offering.

      This prospectus supplement and the accompanying prospectus do not contain all the information set forth in the registration statement and the exhibits and schedules to the registration statement, because some parts have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information with respect to us and our common stock being registered hereby, you should refer to the registration statement and the exhibits and schedules filed as part of the registration statement. Statements contained in this prospectus supplement regarding the contents of any agreement, contract or other document referred to are not necessarily complete; reference is made in each instance to the copy of the contract or document filed as an exhibit to the registration statement. Each statement is qualified by reference to the exhibit.

                     ABOUT FRANKLIN STREET PROPERTIES CORP.

      Franklin Street Properties Corp., or FSP Corp., is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust for federal income tax purposes. We believe we have qualified as a real estate investment trust, or REIT, for United States federal income tax purposes since January 2002. We have been a reporting company under the Securities Exchange Act of 1934 since 2001, and our common stock began trading on the American Stock Exchange, or AMEX, on June 2, 2005. We operate in two business segments and have two principal sources of revenue:

            o Real estate operations, including real estate leasing, interim acquisition financing and development and asset/property management, which generate rental income, loan origination fees, and development and management fees, respectively.

            o Investment banking/investment services, which generate brokerage commissions and other fees related to the organization of single-purpose entities that own real estate, which we refer to as sponsored REITs.

      Our principal executive offices are located at 401 Edgewater Place, Suite 200, Wakefield, Massachusetts 01880. The telephone number of our principal executive office is (781) 557-1300. Our website address is www.franklinstreetproperties.com.

      For additional information about FSP Corp. and our business, see "Available Information", below.

      We use the terms "FSP Corp.", the "company", "we", "us" and "our" in this prospectus supplement to refer to the business of Franklin Street Properties Corp. and its subsidiaries unless otherwise noted.

                                  THE OFFERING

Common stock offered by the selling
stockholders.........................     10,971,697 shares

Use of proceeds......................     We will not receive any proceeds from
                                          the offering.

American Stock Exchange Symbol.......     FSP

                             THE MERGER TRANSACTION

      We entered into a merger agreement, dated March 15, 2006, with five wholly owned acquisition subsidiaries of ours, and five corporations, each organized as a real estate investment trust and referred to by us as a target REIT. The merger agreement provided for the merger of each target REIT with and into an acquisition subsidiary, with the acquisition subsidiary being the surviving corporation, through a private transaction.

      Each target REIT sought and received the consent of the holders of a majority of its stock to the merger agreement. The mergers were effective April 30, 2006. Each share of target stock in the target REITs was converted into that number of shares of our common stock equal to an exchange ratio, which was calculated for each target REIT by dividing a specified price per share of the target REIT stock by the market value of our common stock, as calculated below. The parties agreed to calculate the market value of the our common stock for purposes of the merger agreement by taking the volume weighted average of the selling price of our common stock on the American Stock Exchange over the 20 consecutive trading days ending on the second trading day prior to the closing date.

      Under the merger agreement, we agreed to register the shares of our common stock issued as consideration for the mergers. For further information about the mergers, please see our Current Report on Form 8-K, filed with the SEC on March 16, 2006, which includes the merger agreement as an exhibit, and our Current Report on Form 8-K, filed with the SEC on May 22, 2006, which includes pro forma financials relating to the mergers, and other information included or incorporated by reference in this prospectus supplement.

               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

      This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these forward-looking statements by our use of the words

"believes", "anticipates", "plans", "expects", "may", "will", "intends", "estimates" and similar expressions, whether in the negative or affirmative. Although we believe that these forward-looking statements reasonably reflect our plans, intentions and expectations, we cannot guarantee that we actually will achieve these plans, intentions or expectations. Our actual results could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation changes in economic conditions in the markets in which we own properties, changes in the demand by investors for investment in sponsored REITs, risks of a lessening of demand for the types of real estate owned by us, changes in government regulations, and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and, accordingly, you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from the forward-looking statements that we make, including the factors included in the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus. You should read these factors and the other cautionary statements made in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in this prospectus supplement and the accompanying prospectus, and any document incorporated by reference. We caution you that we do not undertake any obligation to update forward-looking statements we make.

                                 USE OF PROCEEDS

      We are registering 10,971,697 shares of our common stock held by the persons named herein as "selling stockholders" pursuant to a registration statement of which this prospectus supplement is a part. We will not receive any proceeds from the sale of the common stock covered by this prospectus supplement.

                              SELLING STOCKHOLDERS

      The following table and related notes show information regarding the shares of our common stock owned by the selling stockholders as of April 30, 2006.

      The number of shares beneficially owned by each selling stockholder is determined in accordance with Securities and Exchange Commission rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power and also any shares which the person has the right to acquire within 60 days of April 30, 2006 through the exercise of any stock option or other right. The inclusion of such shares in the table below, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, to our knowledge each person or entity named in the table has sole voting power and investment power, or shares such power with his or her spouse, with respect to all shares of capital stock listed as owned by such person or entity. None of the selling stockholders has the right to acquire any shares of our common stock through the exercise of any stock option or other right.

      A selling stockholder may resell all, a portion or none of its shares at any time and from time to time. Selling stockholders may also sell, transfer or otherwise dispose of some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the selling stockholders may offer shares for sale under this prospectus supplement. We may pay all expenses incurred with respect to the registration of the shares of our common stock owned by the selling stockholders, other than underwriting fees, discounts or commissions, which will be borne by the selling stockholders. The selling stockholders include all successors to the selling stockholders, including their transferees, pledgees or donees or their successors.

                                        Shares Beneficially
                                               Owned                Number of              Shares Beneficially Owned
                                          Prior to Offering          Shares                   After Offering (1)
Name of Selling Stockholder               Number of Shares        Being Offered        Number of Shares       Percentage
---------------------------               ----------------        -------------        ----------------       ----------

Bernard S. Abrams Family Trust,
William S. Fein, Trustee                        69,325                2,387                 66,938                *

Benjamin J. Abrohams & Molly
Henshaw Abrohams                                 9,217                2,387                  6,830                *

Delaware Charter Guarantee &
Trust Co, Trustee, FBO: Matthew
T. Adams, IRA#: 1796161                         19,563                5,026                 14,537                *

ADI Family Limited Partnership,
Dr. Anthony D. Ivankovich, Gen.
Partner                                          4,775                4,775                      -                -

Steven J. Agresta                               13,996               13,996                      -                -

Dr. Jeffrey H. Ahlin & Kyra J.
Ahlin                                            6,804                5,804                  1,000                *

Delaware Charter Guarantee &
Trust Co, Trustee, FBO: Khosrow
Alamin M.D. IRA #1814048                         2,387                2,387                      -                -

Delaware Charter Guarantee &
Trust Co, Trustee, FBO: Walter D.
Albert, II IRA # 1569787                         2,507                2,507                      -                -

Richard P. Albertson, MD                        20,434                4,775                 15,659                *

James P. Allman                                  2,387                2,387                      -                -

George L. Altman                                 2,387                2,387                      -                -

Fifth Third Bank, Trustee,
Greenebaum Doll & McDonald Ret.
Plan, FBO: Mark S. Ament                         6,214                6,214                      -                -

Richard P. Ames                                  2,513                2,513                      -                -

Eric S. Anderson                                 2,797                1,256                  1,541                *

Fifth Third Bank, Trustee,
Greenebaum Doll & McDonald Ret.
Plan, FBO: P. Richard Anderson                   8,214                6,214                  2,000                *

Oakley V. Andrews                               17,669                7,803                  9,866                *

Anhaltzer Marital Trust, Clare H.
Springs & Herbert S. Anhaltzer,
Trustees                                         9,551                9,551                      -                -

Mary Louise Anhaltzer Residuary
Trust, F. William Haberman,
Trustee                                          4,775                4,775                      -                -

David L. Ansell                                  2,387                2,387                      -                -

                                        Shares Beneficially
                                               Owned                Number of              Shares Beneficially Owned
                                          Prior to Offering          Shares                   After Offering (1)
Name of Selling Stockholder               Number of Shares        Being Offered        Number of Shares       Percentage
---------------------------               ----------------        -------------        ----------------       ----------


Arbors Of Hop Brook Partnership,
Paul T. Liistro, Manager Member
of GP                                            4,775                4,775                      -                -

Frank Argano                                     5,026                5,026                      -                -

John M. Arribas Jr.                              4,775                4,775                      -                -

Ashoka: Innovators for the
Public, Attn: William Drayton, CEO              81,413               17,413                 64,000                *

Robert G. Ayres & Judith C. Ayres                5,767                3,767                  2,000                *

Delaware Charter Guarantee &
Trust Co, Trustee, FBO: Robert G.
Ayres IRA #1807254                               1,193                1,193                      -                -

Jeffrey M. Azpell                                1,253                1,253                      -                -

Bachman Family Revocable Trust
dtd 11/16/04, Robert A. &
Bernadette Bachman, Co-Trustees                  3,156                1,451                  1,705                *

William F. Bahl                                 10,580               10,580                      -                -

Delaware Charter Guarantee &
Trust Co, Trustee, FBO: E. Jen
Baird, IRA# 1801679                              1,253                1,253                      -                -

The Lois M. Baker 1982 Trust,
Charles M. Baker, Trustee                        1,193                1,193                      -                -

Steven Baker                                     5,026                5,026                      -                -

Elizabeth P. Ball                                2,707                2,707                      -                -

Robert L. Ball                                   3,644                3,644                      -                -

Peter A. Banks, MD & Naomi J.
Banks                                            8,881                2,387                  6,494                *

Lori F. Bard                                     5,361                2,387                  2,974                *

William Bard                                     1,193                1,193                      -                -

Ira P. Barsky                                   15,080               15,080                      -                -

Fred Bartizal M.D.                               3,581                3,581                      -                -

Bashinsky Foundation, Inc., Sloan
Y. Bashinsky, Sr., President                   459,704               25,396                434,308                *

Estate of Sloan Y. Bashinsky,
Sr., c/o M. Owens Sims                         117,433              117,433                      -                -

                                        Shares Beneficially
                                               Owned                Number of              Shares Beneficially Owned
                                          Prior to Offering          Shares                   After Offering (1)
Name of Selling Stockholder               Number of Shares        Being Offered        Number of Shares       Percentage
---------------------------               ----------------        -------------        ----------------       ----------

Bastian FSP REITS Grantors
Retained Annuity Trus, Raphael M.
Bastian, Trustee                                54,116               29,884                 24,232                *

Sumner G. Baum Trust dated
12/6/95, Sumner G. Baum, Trustee                 1,256                1,256                      -                -

Adam S. Bazelon 1983 Trust, Wayne
R. Lueders, Trustee                             17,764                1,193                 16,571                *

Matthew B. Bazelon, Wayne R.
Lueders, Custodian                               2,387                2,387                      -                -

Susan Soref Bazelon 1991 Trust,
Susan Bazelon & Wayne R. Lueders,
Trustees                                         8,872                2,387                  6,485                *

Herbert Bearman Foundation, Inc.,
Dr. Sheldon B. Bearman, President               13,463                7,408                  6,055                *

Dr. Sheldon B. Bearman & Arlene
E. Bearman                                      17,954                5,020                 12,934                *

Marjorie K. Beinfield                            2,387                2,387                      -                -

Delaware Charter Guarantee &
Trust Co, Trustee, FBO: Maurice
Belkin, IRA# 1793118                            15,720               15,720                      -                -

Indenture of Trust of Ene Y.
Benjamin 1990 Revoc, Trust as
Amended & Restated 11/13/2002,
Ene Y. Benjamin, Trustee                         7,694                1,253                  6,441                *

Donald P. Bennett                                1,256                1,256                      -                -

Kelley A. Bergstrom Revocable
Trust, Kelley A. Bergstrom, &
Joan L. Bergstrom, Trustees                     62,232                5,026                 57,206                *

Lyle Berman Family Partnership,
Neil Sell, Trustee for General
Partner                                         75,277               75,277                      -                -

Howard I Bernstein Declaration of
Trust, u/a dated 4/28/87, Howard
I Bernstein, Trustee                            47,507                2,507                 45,000                *

The Sumner T. Bernstein Family
Trust, Rosalyne Bernstein & James
Houle, Trustees                                  8,471                2,387                  6,084                *

Terry S. Bernstein                              87,623                9,802                 77,821                *

Sara Curtis Bible                              116,090              116,090                      -                -

UBS Financial Services,
Custodian, Rodger L. Bick, IRA #
ML 21578-05                                      5,804                5,804                      -                -

Michael M. Biehl                                10,580               10,580                      -                -

                                        Shares Beneficially
                                               Owned                Number of              Shares Beneficially Owned
                                          Prior to Offering          Shares                   After Offering (1)
Name of Selling Stockholder               Number of Shares        Being Offered        Number of Shares       Percentage
---------------------------               ----------------        -------------        ----------------       ----------

Delaware Charter Guarantee &
Trust Co, Trustee, FBO: Constance
C. Bingham, IRA# 1742985                         1,193                1,193                      -                -

Uyless Black & Holly Waters                     17,271                2,387                 14,884                *

Donald F. Blackburn                             24,423                2,507                 21,916                *

Caryn A. Blanc Revocable Trust,
dated 11/22/2002, Caryn A. Blanc,
Trustee                                         11,081                5,026                  6,055                *

Barbara Blechner                                16,193                1,193                 15,000                *

Jack N. Blechner, M.D.                          41,756                1,256                 40,500                *

Steven L. Blechner                               7,754                2,450                  5,304                *

Charles J. Bloom                                34,483                2,387                 32,096                *

Delaware Charter Guarantee &
Trust Co, Trustee, FBO: Charles
J. Bloom, IRA# 1689321                          33,193                1,193                 32,000                *

John T. Boese                                    2,387                2,387                      -                -

Delaware Charter Guarantee &
Trust Co, Trustee, FBO: David P.
Bogott IRA #1815869                              2,387                2,387                      -                -

Delaware Charter Guarantee &
Trust Co, Trustee, FBO: Timothy
R. Bogott, IRA# 1712299                          7,252                2,507                  4,745                *

Bank of Texas, N.A., as Trustee
of the Deana K. Butler Children's
Trust                                            8,317                8,317                      -                -

Bank of Texas, N.A., as Trustee
of the Robert S. Butler
Children's Trust                                19,538               19,538                      -                -

Bank of Oklahoma, N.A., as
Trustee of the J.A. & Leta M.
Chapman Charitable Trust,                    1,294,844              664,232                630,612                *

Bank of Oklahoma, N.A., as
Trustee of the J.A. & Leta M.
Chapman Trust                                   12,567               12,567                      -                -

Bank of Oklahoma, N.A., as
Trustee of the Leta McFarlin
Chapman Memorial Trust                         357,255               25,134                332,121                *

Bank of Oklahoma, N.A., as
Trustee of the Leta M. Chapman
Trust Fund                                      81,511               20,107                 61,404                *

                                        Shares Beneficially
                                               Owned                Number of              Shares Beneficially Owned
                                          Prior to Offering          Shares                   After Offering (1)
Name of Selling Stockholder               Number of Shares        Being Offered        Number of Shares       Percentage
---------------------------               ----------------        -------------        ----------------       ----------

Bank of Texas, NA, Trustee &
Custodian, FBO: David R. Davy
Rollover, IRA# 90-8152-01-0                      2,902                2,902                      -                -

Bank of Oklahoma, NA, Agent for
Joe W. Esco Revocable Trust dtd
1/3/00                                           5,026                5,026                      -                -

Bank of Oklahoma, N.A., Lisa
Astrea Milam Fatica CWS Trust,
Bank of OK, WT Milam, Sr & CS
Milam                                            5,014                5,014                      -                -

Bank of Albuquerque, NA, Agent,
Timothy W. & Kelly M. Frost Inv.
Agency                                           8,990                5,014                  3,976                *

Bank of Oklahoma, N.A., as
Trustee of the Ida M. McFarlin
Memorial Trust                                  27,585               12,567                 15,018                *

Bank of Oklahoma, N.A., Mary
Ellen Meredith CWS Trust, Bank of
OK, WT Milam, Sr & CS Milam                      5,026                5,026                      -                -

Bank of Oklahoma, NA, Agent for
OETA Foundation, Inc.                            9,551                9,551                      -                -

Colorado State Bank & Trust,
Agent, FBO: Nora E. Roth, IMA
#61-0172-01-7                                    1,193                1,193                      -                -

Colorado State Bank & Trust, Cust
Agent, FBO: Murray M. Snyder, DO,
IRA #90-0071-01-0                                4,775                4,775                      -                -

Virginia M. Sobral CWS Trust,
Bank of OK, WT Milam, Sr & CS
Milam Trustee, c/o Bank of
Oklahoma, NA                                     5,014                5,014                      -                -

Bank of Oklahoma, N.A., as
Trustee of the Pauline McFarlin
Walter Memorial Trust                           27,622               27,622                      -                -

Harold W. Bonus & Carol L. Bonus                 1,193                1,193                      -                -

George S. Bovis Revocable Trust,
George S. Bovis, Trustee                        39,958                4,775                 35,183                *

W. Reynolds Bowers                              14,543                3,838                 10,705                *

Delaware Charter Guarantee &
Trust Co, Trustee, FBO: W.
Reynolds Bowers, IRA# 1709127                    9,745                3,838                  5,907                *

Edward H. Bowman, Jr.                           20,215                4,775                 15,440                *

Nancy H. Brach                                 110,861                2,387                108,474                *

Alvin H. Brackup, MD & Elaine
Brackup                                          6,732                3,704                  3,028                *

                                        Shares Beneficially
                                               Owned                Number of              Shares Beneficially Owned
                                          Prior to Offering          Shares                   After Offering (1)
Name of Selling Stockholder               Number of Shares        Being Offered        Number of Shares       Percentage
---------------------------               ----------------        -------------        ----------------       ----------

Joan Ruth Brand & Robert Lewis
Brand Trust, u/a 04/10/95 FBO:
Joan Ruth Brand et al, Joan R. &
Robert Lewis Brand, Trust                        7,521                7,521                      -                -

Brant Investments, LLC, Joseph A.
Brant, Manager                                  15,042               15,042                      -                -

Douglas G. Braun & Amy B.
Stollmack                                        5,155                5,155                      -                -

Robert Aaron Breit Revocable
Living Trust dated 6/1/90, Robert
Aaron Breit, Trustee                           123,892                6,148                117,744                *

Edward G. Bremer Trust u/w dtd
6/6/60, FBO: E. Elizabeth
Johnson, c/o U.S. Bank, NA                      15,832                4,775                 11,057                *

Brent Investments, Cary Drazner,
Managing Partner                                 7,521                7,521                      -                -

William T. Bride                                 2,507                2,507                      -                -


Toliver J. Brown                                41,378                5,092                 36,286                *

Robert H. Brownlee & Sue F.
Brownlee                                        15,353                2,513                 12,840                *

Elizabeth E. Bryson Revocable
Trust, Elizabeth E. Bryson,
Trustee                                         49,508                1,451                 48,057                *

Sheila R. Bugdanowitz                            5,949                2,507                  3,442                *

Arlene M. Bunis                                 17,513                2,513                 15,000                *

Delaware Charter Guarantee &
Trust Co, Trustee, FBO: Bruce B.
Burgess, IRA# 1806275                            4,775                4,775                      -                -

Delaware Charter Guarantee &
Trust Co, Trustee, FBO: Thomas C.
Burke, IRA#: 1794008                             5,026                5,026                      -                -

Burson Family Partnership (LP),
Harold Burson, General Partner                  58,688               10,310                 48,378                *

Peter J. Byrne Trust dated
12/30/93, Peter J. Byrne, Trustee               50,221                8,482                 41,739                *

Bruce D. Cahill & Thea M. Cahill                23,901                4,901                 19,000                *

B. Wayne Caltrider                              48,804                5,804                 43,000                *

J.C. Realty Limited Partnership,
B. Wayne Caltrider, General
Partner                                         19,831               19,831                      -                -

Marie T. Campagna & Michael J.
Klich, Jr.                                      64,551                9,551                 55,000                *

                                        Shares Beneficially
                                               Owned                Number of              Shares Beneficially Owned
                                          Prior to Offering          Shares                   After Offering (1)
Name of Selling Stockholder               Number of Shares        Being Offered        Number of Shares       Percentage
---------------------------               ----------------        -------------        ----------------       ----------

Caplin Family Investments LLC,
Michael Caplin, Managing Member                972,340               40,752                931,588              1.3%

Ruth Caplin                                    543,897              139,132                404,765                *

PNC Bank, Custodian, FBO: Wayne
R. Carney, IRA#: 42-43-205-7898383               4,775                4,775                      -                -

Wayne Carney Separate Property
Trust, Wayne R. Carney, Trustee                  5,804                5,804                      -                -

Robert Allen Caspe Revocable
Trust, Robert A. Caspe, Trustee                 10,053               10,053                      -                -

AG Edwards & Sons, Inc.,
Custodian, FBO: Donald R. Chabot
IRA Rollover, Acct. #: 2070-7603                36,164               10,831                 25,333                *

Loys Charbonnet III Revocable
Trust, Loys Charbonnet III,
Trustee                                         46,617                2,387                 44,230                *

Jon P. Christiansen & Nancy J.
Christiansen                                     2,513                2,513                      -                -

James R. Clark & Martha C. Clark                 7,677                7,677                      -                -

Peter R. Coffin                                 10,011                2,902                  7,109                *

Mark B. Cohen & Jean R. Cohen                   38,802                9,551                 29,251                *

Delaware Charter Guarantee &
Trust Co, Trustee, FBO: William
M. Cohen, IRA# 1801092                           4,253                1,253                  3,000                *

Theodore Cohn & Alice Ginott Cohn               90,158                9,802                 80,356                *

George T. Cole                                  12,326                2,447                  9,879                *

Richard F. Cole                                  2,513                2,513                      -                -

Richard P. Cole                                 81,195               20,495                 60,700                *

Joseph E. Coleman                               18,941                2,387                 16,554                *

Noris Comas                                     12,153                2,902                  9,251                *

John S. Cone                                    53,556                9,802                 43,754                *

Earl E. Congdon Intangibles
Trust, David S. Congdon, Trustee                89,577               23,547                 66,030                *

                                        Shares Beneficially
                                               Owned                Number of              Shares Beneficially Owned
                                          Prior to Offering          Shares                   After Offering (1)
Name of Selling Stockholder               Number of Shares        Being Offered        Number of Shares       Percentage
---------------------------               ----------------        -------------        ----------------       ----------

John R. Congdon Revocable Trust
dtd 8/29/91, John R. Congdon,
Trustee                                         32,245                9,789                 22,456                *

The Kathryn W. Congdon
Intangibles Trust, David S.
Congdon, Trustee                                26,207               10,028                 16,179                *

Natalie N. Congdon Revocable
Trust, dated 08/29/91, Natalie N.
Congdon, Trustee                                22,024                9,802                 12,222                *

Barbara Cook                                     5,191                3,704                  1,487                *

James A. W. Cook                                12,387                2,387                 10,000                *

Richard L. Cook                                  2,447                2,447                      -                -

National City Bank, Kentrucky,
Trustee, FBO: Melvin F. Coorsen
Trust Fund B                                     2,513                2,513                      -                -

Nathan E. Corning 4B#1 FBO:
Lawrence H Corning, Dwight B.
Corning, Investment Counsel                      5,026                5,026                      -                -

Nathan E. Corning Fund 8A FBO:
Lawrence H Cornin, Dwight B.
Corning, Investment Counsel                     10,053               10,053                      -                -

Nathan E. Corning Fund 8C FBO:
Eve M Corning, Dwight B. Corning,
Investment Counsel                              15,080               15,080                      -                -

James Coseo                                     33,816               14,816                 19,000                *

John M. Crabill                                 89,764                5,026                 84,738                *

Timothy T. Creager & Susan M.
Creager                                         22,790               16,623                  6,167                *

Catherine M. Criticos                           61,704                2,387                 59,317                *

Gretchen K. Crosby                               1,253                1,253                      -                -

Delaware Charter Guarantee &
Trust Co, Trustee, FBO: Robert L.
Crosby, IRA#: 1629742                           12,367                1,256                 11,111                *

George D. Cunningham & Noreen T.
Cunningham                                      11,193                5,026                  6,167                *

Stephen J. Curtis & Bridget M.
Curtis                                          11,047                2,704                  8,343                *

Delaware Charter Guarantee &
Trust Co, Trustee, FBO: Stephen
J. Curtis, IRA # 1607462                         9,794                1,451                  8,343                *

CW Real Estate Fund I, LLC, R.
Angus West, CEO                                 12,567               12,567                      -                -

                                        Shares Beneficially
                                               Owned                Number of              Shares Beneficially Owned
                                          Prior to Offering          Shares                   After Offering (1)
Name of Selling Stockholder               Number of Shares        Being Offered        Number of Shares       Percentage
---------------------------               ----------------        -------------        ----------------       ----------

Maude H. Dickinson Inter Vivos
Trust - JLDP-NPB, FBO: Nancy P
Bruns #APC 1842-65, W W Rooke, A
Rooke, et al, Co-Trustees                        5,014                5,014                      -                -

John L. Dickinson Inter Vivos
Trust, FBO: Nancy P. Bruns
#APC-1843-65, NP Bruns, RM Evans,
et. al., Co-Trustee                              8,706                8,706                      -                -

Maude H Dickinson Inter Vivos
Trust, FBO: Maude G Carr,
#APC-1842-45, RM Evans, RF Carr,
et al, as Co-Trustees                            5,409                5,409                      -                -

John L. Dickinson Testamentary
Trust, FBO: Maude G Carr,
#APC-1841, RM Evans, MG Carr, et
al, Co-Trustees                                  5,026                5,026                      -                -

John L. Dickinson Inter Vivos
Trust, FBO: R. Marshall Evans,
Jr. #APC-1843-11, RM Evans, Maude
G. Carr, et al, Co-Trustrees                    10,580               10,580                      -                -

Maude H. Dickinson Inter Vivos
Trust FBO: Edward Goldsmith,
(EIG) Acct# APC-1842-46, RM
Evans, RF Carr III, et al,
Co-Trustees                                      5,014                5,014                      -                -

John L. Dickinson Inter Vivos
Trust FBO: E. I. Goldsmith, Jr.,
Acct# APC-1843-45, MG Carr, R M
Evans et. al, Co-Trustees                       10,942                4,775                  6,167                *

John L Dickinson Testemenatry
Trust FBO: Robert Goldsmith (RFG)
#APC-1841-02, R M Evans, M G Carr
, et. al, Co-Trustees                            5,014                5,014                      -                -

Maude H. Dickinson Inter Vivos
Trust FBO: Robert Goldsmith,
(RFG) Acct# APC-1842-47, W Rooke,
RF Carr III, et al, Co-Trustees                 17,349                5,014                 12,335                *

John L Dickinson Inter Vivos
Trust, FBO: Robert F Goldsmith,
#APC-1843-46, M G Carr, R M
Evans, et al., Co-Trustees                       9,802                9,802                      -                -

                                        Shares Beneficially
                                               Owned                Number of              Shares Beneficially Owned
                                          Prior to Offering          Shares                   After Offering (1)
Name of Selling Stockholder               Number of Shares        Being Offered        Number of Shares       Percentage
---------------------------               ----------------        -------------        ----------------       ----------

John L. Dickinson Testementary
Trust FBO Elizabe, Evans
Goluchowski #APC-1841-05, RM
Evans, Maude G Carr, et al.
Co-Trustees                                     11,859                5,804                  6,055                *

John L. Dickinson Inter Vivos
Trust, FBO: Elizabeth Goluchowski
#APC-1843-12 RM Evans, Maude G.
Carr, et al. Co-Trustees                         4,775                4,775                      -                -

John L. Dickinson Inter Vivos
Trust - AAP-AAP II, FBO: Andrew
A. Payne, III #APC-1843-48 A
Rooke, RM Evans, et al,
Co-Trustees                                     10,942                4,775                  6,167                *

Andrew A. Payne Trust No. 2, FBO:
Andrew A. Payne, III Andrew A
Payne III & John LD Payne                        5,014                5,014                      -                -

Andrew A. Payne Trust No. 3, FBO:
J. Lewis Payne & Nancy P. Bruns
JLD Payne, Jr. & BB&T Bank,
Co-Trustees                                      9,551                9,551                      -                -

Maude H. Dickinson Inter Vivos
Trust JDLP/JLDP J, FBO: J. Lewis
Payne #APC-1842-64 W W Rooke, A
Rooke, et. al, Co-Trustees                       5,014                5,014                      -                -

John L. Dickinson Testamentary
Trust - AAP/JKTP, FBO: James K
Thomas Payne, #APC-1841-15 R M
Evans, M Carr, et. al.,
Co-Trustees                                      5,014                5,014                      -                -

Maude H. Dickinson Inter Vivos
Trust AAP/JKTP, FBO: James Kay
Thomas Payne APC#1842-49 AK Rooke
& WW Rooke, Sr. et al, Trustee                   5,804                5,804                      -                -

Andrew A. Payne Trust No 1 FBO:
Anastasia Rooke, Acct#
1233000088, Andrew A Payne, III
John L D Payne, Jr., Trustees                   27,327               21,160                  6,167                *

Maude H Dickinson Inter Vivos
Trust, FBO Andrew P. Rooke
#APC-1842 AK Rooke, W W Rooke, et
al, Co-Trustee                                  10,028               10,028                      -                -

John L Dickinson Testementary
Trust FBO Mary, Dickinson Sella,
Acct #APC-1841-06 R M Evans, M
Carr, et. al., Co-Trustee                       11,859                5,804                  6,055                *

John L. Dickinson Inter Vivos
Trust, FBO: Mary D. Evans Sella
#APC-1843-13 RM Evans, M Carr, et
al., Co-Truste                                   4,775                4,775                      -                -

Marvin C. Daitch Revocable Trust
Dated, October 26, 1995, as
Amended Marvin C. Daitch, Trustee                1,253                1,253                      -                -

James R. V. Daniel                              75,425                2,902                 72,523                *

                                        Shares Beneficially
                                               Owned                Number of              Shares Beneficially Owned
                                          Prior to Offering          Shares                   After Offering (1)
Name of Selling Stockholder               Number of Shares        Being Offered        Number of Shares       Percentage
---------------------------               ----------------        -------------        ----------------       ----------

Edward Darman                                  242,572               48,723                193,849                *

Edward Darman Company Limited
Partnership, Edward Darman, CEO              1,167,649              271,358                896,291              1.3%

Hilda Darman QTIP Trust, Gary
Darman, Trustee                                  9,802                9,802                      -                -

Linda Darman                                    64,178               14,816                 49,362                *

Nina Darman Antonsen, Linda
Darman, Custodian                                5,014                5,014                      -                -

Franco J. Dattilo                                2,507                2,507                      -                -

John J. Dattilo                                  5,014                5,014                      -                -

Leslie F. Davis                                 13,806                4,775                  9,031                *

Richard T. Davis, Jr.                           15,590                6,483                  9,107                *

Robert E. Davis & Linda Larie
Davis                                            4,775                4,775                      -                -

Robert E. Davis & Linda Larie
Davis                                            5,804                5,804                      -                -

National City Bank, Trustee,
Calfee, Halter, & Griswold LLP
PST&P FBO: Philip M. Dawson
#01647582LC7                                     2,513                2,513                      -                -

Decahedron Partners, L.P.,
Francis E. Spindler Revocable
Trust, G.P c/o Francis E.
Spindler, Trustee                               10,870               10,870                      -                -

Delta Management, Inc., Peter Van
Dyke, President                                 21,804                5,804                 16,000                *

Robert L. DeMay                                  2,447                2,447                      -                -

DenJoe Investment Company, Joseph
Jerkovich & Dennis Shea, Partners               14,826                5,020                  9,806                *

Audrey Deren                                     5,026                5,026                      -                -

Charles M. Desenberg Irrevocable
Trust, Marilyn A. Desenberg,
Gregory S. Band & Richard E.
Goble, Co-Trustees                               2,387                2,387                      -                -

Charles M. Desenberg Revocable
Trust, Charles M. Desenberg,
Trustee                                          4,775                4,775                      -                -

Marilyn A. Desenberg Revocable
Trust, Marilyn A. Desenberg,
Trustee                                          2,387                2,387                      -                -

                                        Shares Beneficially
                                               Owned                Number of              Shares Beneficially Owned
                                          Prior to Offering          Shares                   After Offering (1)
Name of Selling Stockholder               Number of Shares        Being Offered        Number of Shares       Percentage
---------------------------               ----------------        -------------        ----------------       ----------

Robert J. Dessommes, III                         2,450                2,450                      -                -

Delaware Charter Guarantee &
Trust Co, Trustee, FBO: William
Dickter, IRA# 1672254                            3,898                3,898                      -                -

Herbert T. Dike Revocable Trust
dtd 9/14/94, Herbert T. Dike,
Trustee                                         53,578                2,387                 51,191                *

Di Renzo & Bomier Retirement
Trust, Robert C. Di Renzo,
Trustee                                         10,885                4,775                  6,110                *

DLD Family Investments, LLC,
Randa Duncan Williams, President                98,381               41,242                 57,139                *

Robert J. Dockery & Susan J.
Dockery                                         24,502                5,026                 19,476                *

Carolyn A. Dodd                                  5,026                5,026                      -                -

Carolyn A. Dodd &, Cynthia L.
Manning                                          4,775                4,775                      -                -

Christopher L. Doerr                            11,193                5,026                  6,167                *

David P. Donovan                                 1,256                1,256                      -                -

Harry C. Doolittle & Misook
Doolittle                                       58,045               58,045                      -                -

Emilie L. Downs                                  2,450                2,450                      -                -

James F. Drew & Marianne C. Drew                 4,775                4,775                      -                -

David L. Duffy & Marcelline E.
Thomson                                          4,775                4,775                      -                -

Delaware Charter Guarantee &
Trust Co, Trustee, FBO: David L.
Duffy, IRA #1810963                              4,775                4,775                      -                -

Elizabeth M. Dunbar                             48,270                5,290                 42,980                *

D-W Family Limited Partnership,
WCT, Inc. General Partner Donald
J. Wright, President                            79,709               25,635                 54,074                *

Eastholm Summer Associates
Partnership, Guido Goldman                       2,387                2,387                      -                -

Chelsea Echenique, Jorge E.
Echenique, Custodian                            16,507                4,901                 11,606                *

Jorge Echenique, MD, PA,
Qualified, Deferred Compensation
Trust FBO: Jorge Echenique,
Trustee                                         58,629                4,894                 53,735                *

                                        Shares Beneficially
                                               Owned                Number of              Shares Beneficially Owned
                                          Prior to Offering          Shares                   After Offering (1)
Name of Selling Stockholder               Number of Shares        Being Offered        Number of Shares       Percentage
---------------------------               ----------------        -------------        ----------------       ----------

Michelle Echenique 2002 Revocable
Trust, Michelle Echenique,
Trustee                                         71,260                7,282                 63,978                *

Steven Echenique, Jorge
Echenique, Custodian                            16,507                4,901                 11,606                *

William S. Eckland & Abbie G.
Eckland                                          4,096                4,096                      -                -

Marc F. Efron & Barbara H. Bares                 4,088                2,387                  1,701                *

Marc F. Efron                                    5,361                2,387                  2,974                *

EHF Investments, Attention: M.
Hatch                                          159,138                4,775                154,363                *

David H. Ehrlich Revocable Trust,
David H. Ehrlich, Trustee                       25,704                2,704                 23,000                *

John W. Eilers                                   5,447                2,447                  3,000                *

Charles J. Eisen                                 7,803                7,803                      -                -

State Street Bank & Trust, c/o
Sanford C. Bernstein & Co. LLC,
Cust FBO: David N. Ellenhorn                     2,387                2,387                      -                -

Article #9 Trust u/w Dorothy L.
Bernhard, FBO: Robert A. Bernhard
William L. Bernhard, Trustee                    10,028               10,028                      -                -

William Bernhard Family Trust u/a
dtd 9/3/64, Robert A. Bernhard &
William L. Bernhard, Trustees                   15,042               15,042                      -                -

John K. Colgate, Jr.                            11,609               11,609                      -                -

John Colgate Residuary Trust,
FBO: John Colgate John K Colgate
Jr & Mary C Kirk Tt                             21,637               21,637                      -                -

John Colgate Trust #1, John K
Colgate, Jr. Russell Wilkinson, &
Mary C Kirk, Trustees                           32,456               32,456                      -                -

Mary C. Kirk                                    17,413               17,413                      -                -

Hilary C. McInerney                              5,804                5,804                      -                -

John Stephens &, Anna Stephens                  16,623               16,623                      -                -

John Stephens &, Anna Stephens                   4,775                4,775                      -                -

Turnstone Ventures LP, Dr. Philip
O. Livingston, Managing GP                      42,485               42,485                      -                -

                                        Shares Beneficially
                                               Owned                Number of              Shares Beneficially Owned
                                          Prior to Offering          Shares                   After Offering (1)
Name of Selling Stockholder               Number of Shares        Being Offered        Number of Shares       Percentage
---------------------------               ----------------        -------------        ----------------       ----------

Josephine Wilkinson Trust #1,
John K Colgate, Jr., Edith W.
Allen & Russell C. Wilkinson,
Trustees                                        24,935               24,935                      -                -

Russell Wilkinson,                              12,535               12,535                      -                -

Gregor K. Emmert, Sr. Rev. Trust,
c/o National City Bank, Trustee
Acct #: 09-30T649000                             9,789                9,789                      -                -

Charles A. Engh, M.D. Revocable
Trust, Charles A. Engh, Trustee                 49,012               49,012                      -                -

William D. Epstein Living Trust,
William D. Epstein, Trustee                        596                  596                      -                -

Ethics and Excellence in
Journalism Foundation, William J.
Ross, President                                 10,580               10,580                      -                -

Hubbard Properties, Inc., R.
Marshall Evans, President                       20,107               20,107                      -                -

Sharran P. Everhart Revocable
Living Trust, Sharran P.
Everhart, Trustee                               78,805                2,507                 76,298                *

William Bryan Farney                            28,211                8,859                 19,352                *

Marjorie M. Feagin                              15,511                3,838                 11,673                *

Robert R. Feagin III                             6,232                3,838                  2,394                *

Ellen S. Feldstein                              22,593                2,387                 20,206                *

Stuart F. Feldstein &, Ellen S.
Feldstein                                       15,187                2,387                 12,800                *

Delaware Charter Guarantee &
Trust Co, Trustee, FBO: Richard
S. Felkner, IRA# 1801678                        10,580               10,580                      -                -

Sheridan D. Felkner                              7,527                7,527                      -                -

John R. Ferguson & Janine D.
Harris                                          91,486                1,193                 90,293                *

Eugene P. Fine Living Trust,
Eugene P. Fine, Trustee                         10,041               10,041                      -                -

Finn Investors Limited
Partnership, Dr. Steven G. Finn,
General Partner                                 98,339                9,551                 88,788                *

Dr. Steven G. Finn                             173,017                5,026                167,991                *

John W. Fischer & Nancy M.
Fischer                                          7,903                1,256                  6,647                *

                                        Shares Beneficially
                                               Owned                Number of              Shares Beneficially Owned
                                          Prior to Offering          Shares                   After Offering (1)
Name of Selling Stockholder               Number of Shares        Being Offered        Number of Shares       Percentage
---------------------------               ----------------        -------------        ----------------       ----------

J. F. Fletcher Trust, AmSouth
Bank, Trustee                                   10,053               10,053                      -                -

Richard A. Flyg                                 10,273                3,961                  6,312                *

Foley Family Foundation, Stephen
Fisher & Wendy Bosworth,
Trustee's                                       26,517                9,551                 16,966                *

Bruce L. Forbes,                                10,028               10,028                      -                -

Foreman Investment Capital, LLC,
Scott F. Zarrow, President                       5,415                5,415                      -                -

James L. & Mabel D. Foreman,
Trustees, U/I/T James L. Foreman
dated 11/08/99                                   4,901                4,901                      -                -

Mabel D. & James L. Foreman,
Trustees, U/I/T Mabel D. Foreman
dated 11/08/99                                   4,901                4,901                      -                -

John M. Fox                                      4,775                4,775                      -                -

William Jackson Frable Living
Trust, William Jackson Frable,
Trustee                                         63,594                5,014                 58,580                *

Citigroup Global Markets,
Custodian, FBO: Jay W. Freedman
IRA #179-64830-12-031                            2,387                2,387                      -                -

Delaware Charter Guarantee &
Trust Co, Trustee, FBO: Joseph D.
Freedman, IRA# 810175                            7,408                7,408                      -                -

William M. Freedman &, Harriet A.
Freedman                                         9,388                1,193                  8,195                *

Charles Schwab & Co., Inc.,
Custodian, FBO: Abraham P
Friedman, IRA# 34693985                          1,256                1,256                      -                -

Don Friedman                                    16,930                4,775                 12,155                *

Jerry M. Frye                                    1,253                1,253                      -                -

Fay Marie Gallus                                69,315                8,796                 60,519                *

Angela Gardella                                  4,775                4,775                      -                -

Michael Gardella, Jeanne Gardella                4,775                4,775                      -                -

Thomas H. Garrett                               23,482               13,482                 10,000                *

Thomas H. Garrett & Linda H.
Garrett                                         26,260                5,026                 21,234                *

August W. Geise, IV                             15,748                9,802                  5,946                *

                                        Shares Beneficially
                                               Owned                Number of              Shares Beneficially Owned
                                          Prior to Offering          Shares                   After Offering (1)
Name of Selling Stockholder               Number of Shares        Being Offered        Number of Shares       Percentage
---------------------------               ----------------        -------------        ----------------       ----------

Bob Gerber                                       2,387                2,387                      -                -

Richard B. Gerber, M.D.                         22,516                4,775                 17,741                *

Suzannah Gerber Trust, Richard B.
Gerber, M.D., Trustee                           23,727                1,193                 22,534                *

Frederick J. Gerhart                            19,193                1,193                 18,000                *

James F. Gerrity, III                            2,387                2,387                      -                -

Peter F. Gerrity                                 4,775                4,775                      -                -

Jeff M. Gerum 1994 Revocable
Trust, Jeff M. Gerum, Trustee                   45,732                9,789                 35,943                *

Delaware Charter Guarantee &
Trust Co, Trustee, FBO: L. Henry
Gissel, Jr. R/O IRA# 1742727                     2,451                1,451                  1,000                *

Lewis H. Gissel, Jr. as Separate
Property                                         2,710                2,510                    200                *

Herbert S. Gittelman Revocable
Trust, Herbert S. Gittelman,
Trustee                                         46,551                4,775                 41,776                *

GJW, LLC, Gordon R. Walsh,
Manager                                         20,621               20,621                      -                -

Stephen R. Gladstone                            10,112                7,288                  2,824                *

Cynthia B. Godfrey                               1,193                1,193                      -                -

Loren Godfrey                                    4,417                1,193                  3,224                *

Goldberg Management Company LLC,
Walter Goldberg, Managing Member                 2,902                2,902                      -                -

Walter Goldberg Company, Waler
Goldberg, Managing Partner                       6,095                6,095                      -                -

JDAG LLC, Walter Goldberg,
Managing Partner                                 7,803                7,803                      -                -

Greer Goldman                                    4,775                4,775                      -                -

Internal Medicine Associates,
Ltd., Pension Fund FBO: Jacob
Goldstein                                        2,513                2,513                      -                -

Jill Goldstein                                  14,326               14,326                      -                -

Delaware Charter Guarantee &
Trust Co, Trustee, FBO: Clifford
T. Gordon IRA #1817747                           1,193                1,193                      -                -

                                        Shares Beneficially
                                               Owned                Number of              Shares Beneficially Owned
                                          Prior to Offering          Shares                   After Offering (1)
Name of Selling Stockholder               Number of Shares        Being Offered        Number of Shares       Percentage
---------------------------               ----------------        -------------        ----------------       ----------

Gerald W. Gorman                                 5,409                5,409                      -                -

Scott J. Grady &, Judith L. Grady                4,868                2,447                  2,421                *


Philip L. Graham, Jr., Esq.                     71,749                2,507                 69,242                *

Andrew M. Gralla                                68,897               10,310                 58,587                *

Lazar J. Greenfield Living Trust,
Lazar J. Greenfield, Trustee                    55,940                5,026                 50,914                *

Three Jays Family Limited
Partnership, Three Jays, LLC, its
General Partner Lazar J.
Greenfield, Managing Partn                       4,775                4,775                      -                -

Lewis Greenwald &, Olive
Greenwald                                       25,088                2,447                 22,641                *

Susan P. Gribbell (2)                            1,596                1,451                    145                *

Shirley K. Griffin                              30,818               10,818                 20,000                *

William M. Griffin                             443,401               14,565                428,836                *

Glenview Trust Company, Agent,
Lisa Tate Austin Trust Under
Agreement dated 12/30/88 (#484)                 12,303               12,303                      -                -

Glenview Trust Company, Trustee,
Judith A. Ayotte Revocable Trust #               2,513                2,513                      -                -

Glenview Trust Company, Agent,
Barbara M. Baker, IMA #542                       2,387                2,387                      -                -

Glenview Trust Company, Agent,
Beam Family Limited Partnership
#426                                             1,256                1,256                      -                -

Glenview Trust Company, Trustee,
John G. Beam Trust TUW FBO:
Jeanne D. Beam #427                              2,513                2,513                      -                -

Glenview Trust Company, Trustee,
Hannah W. Bloom Revocable Trust #                3,704                3,704                      -                -

Glenview Trust Company, Agent,
Susan Boone, IMA# 565                            2,387                2,387                      -                -

Glenview Trust Company, Agent,
Timothy & Karen Brown, IMA # 873                10,038               10,038                      -                -

                                        Shares Beneficially
                                               Owned                Number of              Shares Beneficially Owned
                                          Prior to Offering          Shares                   After Offering (1)
Name of Selling Stockholder               Number of Shares        Being Offered        Number of Shares       Percentage
---------------------------               ----------------        -------------        ----------------       ----------

Glenview Trust Company, Agent,
David C. Brown IMA #541                          1,193                1,193                      -                -

Glenview Trust Company, Trustee,
Lendy & Darrell Brown Charitable
Remainder Unitrust #390                          4,775                4,775                      -                -

Glenview Trust Company, Trustee,
Lendy Firestone Brown Revocable
Trust #378                                       9,855                9,855                      -                -

Glenview Trust Company, Agent,
Donald D. & Karen K. Buchanan
IMA# 713                                         1,256                1,256                      -                -

Glenview Trust Company, Agent,
Cabbage Patch Settlement House,
Inc. Investment Management
Agreement #45                                    2,510                2,510                      -                -

Glenview Trust Company,
Custodian, FBO: Burton J. Cohen
MD, IRA# 076                                     2,507                2,507                      -                -

Glenview Trust Company,
Custodian, FBO: James Daniel
Conner, Jr. IMA# 539                            18,520               18,520                      -                -

Glenview Trust Company,
Custodian, FBO: David Daulton,
IRA# 291                                         2,387                2,387                      -                -

Glenview Trust Company, Trustee,
Paxton M. Wilt Irrev. Trust FBO:
John Paxton Dering #294                          2,513                2,513                      -                -

Glenview Trust Company, Agent,
Paxton M. Wilt Irrev. Trust FBO:
William G. Dering, Jr. IMA #295                  2,513                2,513                      -                -

Glenview Trust Company, Trustee,
Sarah R. Devlin Revocable Trust
#383                                             9,789                9,789                      -                -

Glenview Trust Company,
Custodian, FBO: A. Robert Doll,
IRA# 186                                         2,513                2,513                      -                -

Glenview Trust Company,
Custodian, FBO: Denise Hale
Downard, IRA# 117                                1,256                1,256                      -                -

Glenview Trust Company,
Custodian, FBO: P. Kelly Downard,
IRA# 118                                         3,707                3,707                      -                -

Glenview Trust Company,
Custodian, FBO: Donald E. Doyle,
IRA #274                                         1,256                1,256                      -                -

                                        Shares Beneficially
                                               Owned                Number of              Shares Beneficially Owned
                                          Prior to Offering          Shares                   After Offering (1)
Name of Selling Stockholder               Number of Shares        Being Offered        Number of Shares       Percentage
---------------------------               ----------------        -------------        ----------------       ----------

Glenview Trust Company, Agent,
George F. Duthie IMA #089                        2,513                2,513                                       -

Glenview Trust Company, Agent,
Marshall P. Eldred, Jr. IMA#509                 11,112               11,112                      -                -

Glenview Trust Company, Trustee,
Alexander T. Farnsley Trust Under
Will FBO B Sanders, G McNair & D
Walter                                          14,684               14,684                      -                -

Glenview Trust Company, Trustee,
Susan G. Ford Revocable Trust
#335                                             4,901                4,901                      -                -

Glenview Trust Company, Agent,
University Cardiothoracic
Surgical Assoc PSC Retirement
Plan FBO: Dr. Laman                             14,816               14,816                      -                -

Glenview Trust Company,
Custodian, FBO: Diller B. Groff,
IRA# 393                                        17,078               17,078                      -                -

Glenview Trust Company,
Custodian, FBO: William D.
Grubbs, IRA# 495                                 2,513                2,513                      -                -

Glenview Trust Company, Agent,
Carl Hafele IMA #471                             7,407                7,407                      -                -

Glenview Trust Company, Trustee,
Arch L. Heady, III Revocable Tr.
#120                                            10,041               10,041                      -                -

Glenview Trust Company, Agent,
Raefette B. & Audwin A. Helton,
IMA# 540 Attn: Emily Lawrence                    3,770                3,770                      -                -

Glenview Trust Company,
Custodian, Edward L. Hickerson
SEP IRA #577                                     1,193                1,193                      -                -

Glenview Trust Company, Trustee,
Melvin L. Huber, Sr. Amended
Trust #062                                       2,513                2,513                      -                -

Glenview Trust Company, Agent, JG
Partnership, Ltd., IMA #478                     22,231               22,231                      -                -

Glenview Trust Company, Agent,
Betty A. Jones, IMA #477                         8,661                8,661                      -                -

Glenview Trust Company, Agent,
Carol Jones & Paul H. Levitch
IMA# 439                                        12,369               12,369                      -                -

Glenview Trust Company, Agent,
Daniel H. Jones, IMA# 493                        5,026                5,026                      -                -

Glenview Trust Company, Agent,
Matthew L. Jones, IMA# 476                      12,428               12,428                      -                -

Glenview Trust Company, Agent,
Susan T. Jones, IMA# 475                        11,175               11,175                      -                -

                                        Shares Beneficially
                                               Owned                Number of              Shares Beneficially Owned
                                          Prior to Offering          Shares                   After Offering (1)
Name of Selling Stockholder               Number of Shares        Being Offered        Number of Shares       Percentage
---------------------------               ----------------        -------------        ----------------       ----------

Glenview Trust Company, Trustee,
Alfred S. Joseph, Jr. Trust FBO:
Dorothy Joseph #217                              5,020                5,020                      -                -

Glenview Trust Company, Trustee,
Alix Joseph Revocable Trust #223                 2,507                2,507                      -                -

Glenview Trust Company, Trustee,
Helen R. Joseph Trust u/w et al.
(#227)                                           5,020                5,020                      -                -

Glenview Trust Company, Agent,
Susan Joseph, IMA# 300                           3,644                3,644                      -                -

Glenview Trust Company, Agent,
Dr. John Stewart Koch, IMA # 397                 3,641                3,641                      -                -

Glenview Trust Company, Trustee,
Laramie L. Leatherman Family
Trust #373                                      11,112               11,112                      -                -

Glenview Trust Company,
Custodian, Portia H. Leatherman,
IRA# 352                                        14,816               14,816                      -                -

Glenview Trust Company,
Custodian, FBO: Joseph J.
McGowan, IRA# 240                                1,256                1,256                      -                -

Glenview Trust Company, Trustee,
Jessie Barker McKellar Trust Fund
No. 2 FBO: Douglas H. McKellar,
Jr. (#08                                         8,595                8,595                      -                -

Glenview Trust Company, Trustee,
Jessie Barker McKellar 1976 Trust
FBO: Douglas McKellar, Jr. Fund 4                8,595                8,595                      -                -

Glenview Trust Company, Trustee,
Doulgas H. McKellar, Jr. Irrev.
Trust FBO: Jessica B. M.
McKellar #100                                   1,256                1,256                       -                -

Glenview Trust Company, Trustee,
Jessie Barker McKellar Charitable
Foundation #415                                 14,816               14,816                      -                -

Glenview Trust Company,
Custodian, FBO: Theodore L.
Merhoff, IRA# 326                                2,510                2,510                      -                -

Glenview Trust Company,
Custodian, FBO: James B. Moore,
IRA #077                                         2,447                2,447                      -                -

Glenview Trust Company, Agent,
FBO: John Thomas Moore &
Katherine H. Moore IMA# 522                      2,387                2,387                      -                -

                                        Shares Beneficially
                                               Owned                Number of              Shares Beneficially Owned
                                          Prior to Offering          Shares                   After Offering (1)
Name of Selling Stockholder               Number of Shares        Being Offered        Number of Shares       Percentage
---------------------------               ----------------        -------------        ----------------       ----------

Glenview Trust Company, Agent,
Katharine S. Moore IMA #584 Attn:
James B. Moore                                   7,342                7,342                      -                -

Glenview Trust Company, Agent,
Mary Ann Moore Revocable Trust
#515                                             3,701                3,701                      -                -

Glenview Trust Company, Trustee,
James Morrissey Family Limited
Partnership IMA #171                             6,274                6,274                      -                -

Glenview Trust Company, Trustee,
Kay Morrissey Family Limited
Partnership #172                                 6,274                6,274                      -                -

Glenview Trust Company, Agent,
Carolyn Duthie Mountjoy, IMA #
286                                              1,256                1,256                      -                -

Glenview Trust Company, Agent, W.
Patrick Mulloy IMA # 159                         6,277                6,277                      -                -

Glenview Trust Company,
Custodian, FBO: Debra M. Murphy,
IRA #004 Attn: Doris Skees                       1,256                1,256                      -                -

Glenview Trust Company,
Custodian, FBO: Ronald J. Murphy,
IRA #001                                         2,510                2,510                      -                -

Glenview Trust Company, Trustee,
Ronald J. Murphy Revocable Trust
#003                                             2,507                2,507                      -                -

Glenview Trust Company, Trustee,
Elaine Musselman Revocable Trust
#044                                             4,894                4,894                      -                -

Glenview Trust Company, Trustee,
Sara B. Musselman Revocable Trust
#088                                             4,901                4,901                      -                -

Glenview Trust Company, Trustee,
Celeste M. Neuman Irrevocable
Trust Fund 4 #063                               11,172               11,172                      -                -

Glenview Trust Company, Trustee,
Douglas Clay Neuman Irrevocable
Trust Fund 3 #068                                2,513                2,513                      -                -

Glenview Trust Company, Agent,
Charles & Nancy Neumann, IMA #273                2,513                2,513                      -                -

Glenview Trust Company, Trustee,
Carolyn & Rhodes Nutter Rev Trust
#587                                             1,193                1,193                      -                -

Glenview Trust Company,
Custodian, FBO: Rhodes B. Nutter
IRA #588                                         1,193                1,193                      -                -

Glenview Trust Company,
Custodian, FBO: Robert E.
O'Connor, Jr. IRA# 432                           7,408                7,408                      -                -

                                        Shares Beneficially
                                               Owned                Number of              Shares Beneficially Owned
                                          Prior to Offering          Shares                   After Offering (1)
Name of Selling Stockholder               Number of Shares        Being Offered        Number of Shares       Percentage
---------------------------               ----------------        -------------        ----------------       ----------

Glenview Trust Company, Trustee,
Barbara Tway Partlow Revoc Trust
#578                                             4,775                4,775                      -                -

Glenview Trust Company, Trustee,
William T. Tway Trust u/w FBO:
Barbara T. Partlow #603                          4,775                4,775                      -                -

Glenview Trust Company, Agent,
Carl F. Pollard, IMA # 550                      29,633               29,633                      -                -

Glenview Trust Company,
Custodian, FBO: Gordon L. Ragan,
IRA #078                                         3,763                3,763                      -                -

Glenview Trust Company, Agent,
Helen D. Rhawn IMA #601                          1,193                1,193                      -                -

Glenview Trust Company, Agent,
Robert W. Rounsavall, Jr. Family
Foundation, Inc. #691                            2,513                2,513                      -                -

Glenview Trust Company,
Custodian, FBO: E. Peter Rutledge
IRA# 455                                         2,513                2,513                      -                -

Glenview Trust Company, Agent,
James S. & Kathleen M. Ryan IMA
#460                                             9,789                9,789                      -                -

Glenview Trust Company, Agent,
Mary H. Schulz Revocable Trust
dated July 15, 1999 #492                         1,256                1,256                      -                -

Glenview Trust Company, Agent,
Raymond G. Shea, MD PSC Profit
Sharing Plan & Trust #532                       10,041               10,041                      -                -

Glenview Trust Company, Trustee,
Steven F. & Jeni L. Smith
Revocable Trust #028                             5,026                5,026                      -                -

Glenview Trust Company, Agent,
William James Sprow, III IMA #
497                                              5,020                5,020                      -                -

Glenview Trust Company,
Custodian, FBO: George E.
Stablein, IRA# 413                              11,112               11,112                      -                -

Glenview Trust Company, Trustee,
Ethel Bayless Irrevocable Trust
FBO: Stewart Family #474                         4,960                4,960                      -                -

Glenview Trust Company, Trustee,
J. Lyle Bayless, Jr. Trust u/w B
Trust FBO: Virginia Lyons Stewart
#513                                            12,428               12,428                      -                -

                                        Shares Beneficially
                                               Owned                Number of              Shares Beneficially Owned
                                          Prior to Offering          Shares                   After Offering (1)
Name of Selling Stockholder               Number of Shares        Being Offered        Number of Shares       Percentage
---------------------------               ----------------        -------------        ----------------       ----------

Glenview Trust Company, Trustee,
Mary Hillerich Tabler Revocable
Trust #099                                       3,770                3,770                      -                -

Glenview Trust Company, Agent,
Ellen Tate Residuary Trust Under
Will #483                                       14,816               14,816                      -                -

Glenview Trust Company, Agent,
Peter Tate Trust Under Agreement
dated 12/30/88 #485                              9,915                9,915                      -                -

Glenview Trust Company, Agent, W.
Kent Taylor, IMA# 788                            7,288                7,288                      -                -

Glenview Trust Company, Agent,
Matthew A. Thorton IMA #438                      2,513                2,513                      -                -

Glenview Trust Company, Trustee,
Archibald Cochran Trust U/W FBO:
Polly C. Tyler #208                              2,513                2,513                      -                -

Glenview Trust Company, Trustee,
Vincenzos Inc. Pension & Profit
Sharing Trust #362                               7,408                7,408                      -                -

Glenview Trust Company, Agent,
Peter L. Walton, Executive of
Estate of E.S. Walton a/c #1026                  2,513                2,513                      -                -

Glenview Trust Company, Agent,
Peter L. Walton IMA #363                         1,256                1,256                      -                -

Glenview Trust Company, Agent,
Peter L. Walton, IRA# 369                        5,020                5,020                      -                -

Glenview Trust Company,
Custodian, FBO: Leonard J.
Weiner, IRA# 365                                 5,026                5,026                      -                -

Glenview Trust Company, Cust.,
Patrick Welsh, IRA# 256                          2,510                2,510                                       -

Glenview Trust Company, Agent,
Sheila D. Welsh IMA #281                         6,091                6,091                      -                -

Glenview Trust Company,
Custodian, FBO: Steven D. Wilson,
IRA# 228                                         1,253                1,253                      -                -

Glenview Trust Company,
Custodian, FBO: Janice W. Yusk,
IRA# 442                                         4,894                4,894                      -                -

Carole Ann Gunn,                                11,164                5,014                  6,150                *

Richard B. Gushee Revocable
Trust, u/a dated 9/21/94 Richard
B. Gushee, Trustee                              14,209                1,193                 13,016                *

Martha Rogers Haas 1996 Revocable
Trust, Martha Rogers Haas,
Trustee                                         31,201               31,201                      -                -

First Clearing LLC, Custodian,
FBO: Harry G. Hager IRA #:
4226-9281                                        4,894                4,894                      -                -

                                        Shares Beneficially
                                               Owned                Number of              Shares Beneficially Owned
                                          Prior to Offering          Shares                   After Offering (1)
Name of Selling Stockholder               Number of Shares        Being Offered        Number of Shares       Percentage
---------------------------               ----------------        -------------        ----------------       ----------

Michael Hahle &, Donna Hahle                    10,304               10,304                      -                -

John Halbreich                                  23,901                4,901                 19,000                *

Vanguard Fiduciary Trust Co.,
Custodian, FBO: Edwin Hallberg
Jr. IRA#: 45V-101676                            33,075               10,818                 22,257                *

James Hamilton &, Siri Kristina
Hamilton                                         6,989                3,961                  3,028                *

Munroe H. Hamilton Trust, John M.
Hamilton, Trustee                                2,513                2,513                      -                -

Ann R. Hanlon                                   24,528                5,014                 19,514                *

Delaware Charter Guarantee &
Trust Co, Trustee, FBO: Wayne R.
Hannah, IRA#: 1627833                           28,565                5,804                 22,761                *

Judith F. Harayda,                               3,104                2,704                    400                *

Estate of Britton Harris, Ruth B.
Harris, Executrix                                5,415                5,415                      -                -

Jared Harris &, Wendy Martin                    14,816               14,816                      -                -

Ruth B. Harris                                  16,480               10,831                  5,649                *

Virginia W. Harrity Trust,
Virginia W. Harrity, Trustee                     5,026                5,026                      -                -

Draper & Company c/f, W. F.
Harrity, Jr. IRA Rollover Acct.
#900640301                                       2,387                2,387                      -                -

William F. Harrity, Jr. Trust,
William F. Harrity, Jr., Trustee                11,938               11,938                      -                -

Joan G. Hartman                                  2,734                1,193                  1,541                *

Delaware Charter Guarantee &
Trust Co, Trustee, FBO: Gregory
M. Harvey, IRA#: 1793591                        15,095                4,901                 10,194                *

Laura M. Hastings                                7,855                2,902                  4,953                *

Michael W. Hatch                                 5,290                5,290                      -                -

Hayden Family Limited
Partnership, Hayden Family LP GP,
Inc., Gen. Partner H.B. Hayden,
Jr., President                                  14,348                2,507                 11,841                *

H.B. Hayden Jr. Revocable Trust,
dated 6/24/98 Henry B. Hayden,
Jr. Trustee                                     55,587                2,387                 53,200                *

Chason William Hayes, Jr.
Revocable Trust, Chason William
Hayes, Jr., Trustee                             34,802                9,802                 25,000                *

                                        Shares Beneficially
                                               Owned                Number of              Shares Beneficially Owned
                                          Prior to Offering          Shares                   After Offering (1)
Name of Selling Stockholder               Number of Shares        Being Offered        Number of Shares       Percentage
---------------------------               ----------------        -------------        ----------------       ----------

Nancy F. Hayes                                   1,253                1,253                      -                -

Stephen W. Hayes                                 1,193                1,193                      -                -

M&T Bank, Custodian for the, Gaye
G. Haynes Revocable Trust WD
Haynes, GG Haynes & JT Beaty, Tt                 9,248                9,248                      -                -

Walter D. Haynes                                 3,898                3,898                      -                -

Delaware Charter Guarantee &
Trust Co, Trustee, FBO: Walter D.
Haynes, IRA# 1801222                             5,349                5,349                      -                -

W. Cobb Hazelrig                                 6,175                4,775                  1,400                *

The Frederic A. Heim 1986 Trust,
Frederic A. Heim, Trustee                      146,860                9,551                137,309                *

Richard A. Heise Sr. Living Trust
dtd 9/29/99 &, Restated 1/18/03 &
any amend. thereto Richard A.
Heise, Trustee                                 100,116               10,041                 90,075                *

Delaware Charter Guarantee &
Trust Co, Trustee, FBO: Barbara
Henderson, IRA#: 1333875                         8,035                2,507                  5,528                *

Ralf W. Hennig                                  11,181                5,014                  6,167                *

Joel F. Henning                                  4,901                4,901                      -                -

The Richard & Ethel Herzfeld
Foundation, Inc., F. William
Haberman, President                             14,326               14,326                      -                -

John J. Hessian                                  2,387                2,387                      -                -

John A.C. Hetherington & E. Mavis
Hetherington                                    94,155                2,387                 91,768                *

John H. Hicks &, Virginia S.
Hicks                                           31,480                5,014                 26,466                *

Catherine A. Higgins                            31,252                9,551                 21,701                *

UBS Financial Services,
Custodian, FBO: Catherine A.
Higgins, IRA#: HG-A2031-31                      55,476               10,818                 44,658                *

Delaware Charter Guarantee &
Trust Co, Trustee, FBO: Ralph
Hirschhorn IRA#1827290                           5,804                5,804                      -                -

Merideth Hmura &, David Hmura                    2,510                2,510                      -                -

                                        Shares Beneficially
                                               Owned                Number of              Shares Beneficially Owned
                                          Prior to Offering          Shares                   After Offering (1)
Name of Selling Stockholder               Number of Shares        Being Offered        Number of Shares       Percentage
---------------------------               ----------------        -------------        ----------------       ----------

Thomas R. Hoag & Susanne E. Hoag
Revocable Trust, Thomas R. &
Susanne E. Hoag, Trustees                        4,894                4,894                      -                -

Hochberg Holdings Limited
Partnership, Hochberg Holdings
II, LLC, GP Joel Hochberg, Manager              15,042               15,042                      -                -

Barbara G. Hochhauser                            2,387                2,387                      -                -

Alan I. Hochman Revocable Living
Trust, Alan I. Hochman, Trustee                 30,417               15,331                 15,086                *

Daniel J. Hochman                                2,387                2,387                      -                -

Linda E. Hoffman (3)                             1,253                1,253                      -                -

Grace E. Hokin Trust dtd
10/15/85, Grace E. Hokin, Trustee                4,775                4,775                      -                -

Holland & Knight Defined Benefit
Pension Plan, Robert J. Friedman,
Trustee                                         30,776               11,938                 18,838                *

Deborah C. Holland                               1,193                1,193                      -                -

Florence S. Holzman                              5,026                5,026                      -                -

Delaware Charter Guarantee &
Trust Co, Trustee, FBO: L. Lee
Horschman, IRA # 1608201                         5,331                2,507                  2,824                *

Horwitz Family Limited
Partnership, Premium Management,
LLC, General Partner Melton J.
Horwitz, Operating Manage                        6,812                2,447                  4,365                *

Donald S. Howard                                45,025                4,775                 40,250                *

Glen S. Howard Revocable Trust,
Glen S. Howard, Trustee                         68,326                4,901                 63,425                *

Lauren R. Howard Revocable Trust,
Lauren R. Howard, Trustee                       64,719                5,409                 59,310                *

John B. Huffaker & Judith
H.Huffaker                                       2,387                2,387                      -                -

Hume Family Investment LLC,
Edward A. Landry, Manager                      240,937                5,014                235,923                *

George Lee Humphrey &, Diana Y.
Humphrey                                        28,649                4,894                 23,755                *

Nancy L. Hurwitz                                 2,507                2,507                      -                -

                                        Shares Beneficially
                                               Owned                Number of              Shares Beneficially Owned
                                          Prior to Offering          Shares                   After Offering (1)
Name of Selling Stockholder               Number of Shares        Being Offered        Number of Shares       Percentage
---------------------------               ----------------        -------------        ----------------       ----------

Susan Hurwitz Revocable Trust,
Susan Hurwitz, Trustee                           2,507                2,507                      -                -

Huse Family Trust, Wilfred M.
Huse & Margaret R. Huse,
Co-Trustees                                      5,804                5,804                      -                -

Wilfred M. Huse, M.D.                            9,816                2,387                  7,429                *

Wilfred M. Huse, M.D. & Margaret
R. Huse                                         44,203               11,109                 33,094                *

Leland S. Huttner & Marilyn S.
Huttner                                         41,279                9,676                 31,603                *

Richard M. Ihrig                                 3,900                2,387                  1,513                *

Inasmuch Foundation, William J.
Ross, President                                 22,189               22,189                      -                -

Michael Inkman                                   3,704                3,704                      -                -

David L. Isackson                                1,293                1,193                    100                *

Dennis M. Jackson                                9,170                2,387                  6,783                *

Diane Z. Jacobson Revocable
Trust, Diane Z. Jacobson, Trustee               62,094               12,698                 49,396                *

Fruman Jacobson &, Marian S.
Jacobson                                        12,164                2,902                  9,262                *

Union Bank of California, Trustee
for, Sonberk Profit Sharing Plan
FBO Fruman Jacobson                             11,649                2,387                  9,262                *

Louise T. Jacobson Trust, Louise
T. Jacobson, Trustee                             5,014                5,014                      -                -

First Clearing Corporation,
Custodian, Elizabeth P. Jamieson
IRA#: 4563-1391                                  1,193                1,193                      -                -

Warren T. Jamieson                               3,928                2,387                  1,541                *

Louise T. Jantzen                                1,193                1,193                      -                -

Ronald D. Jarvis                                 7,163                7,163                      -                -

Herbert N. Jasper & Renee B.
Jasper                                          45,725                2,447                 43,278                *

Renee B. Jasper                                  1,451                1,451                      -                -

Jebco, Inc., Stuart Bell,
Treasurer                                        4,775                4,775                      -                -

Joseph J. Jerkovich & Janet C.
Jerkovich                                        2,387                2,387                      -                -

                                        Shares Beneficially
                                               Owned                Number of              Shares Beneficially Owned
                                          Prior to Offering          Shares                   After Offering (1)
Name of Selling Stockholder               Number of Shares        Being Offered        Number of Shares       Percentage
---------------------------               ----------------        -------------        ----------------       ----------

Joseph Jerkovich                                 1,451                1,451                      -                -

JINVEST TRUST, J.E. Chappell,
Trustee                                         32,387                2,387                 30,000                *

Isabella Speakman Johnson,                       2,387                2,387                      -                -

Dorsey & Whitney Trust Company,
LLC, Custodian, FBO: Larry W.
Johnson                                         18,811                3,704                 15,107                *

Piper Jaffray as Custodian, FBO:
Peder J. Johnson IRA#6926-7026                   5,722                1,193                  4,529                *

Robert C. Johnson & Gloria M.
Johnson                                         14,552                5,290                  9,262                *

Robert W. Johnson                                5,596                2,513                  3,083                *

Steven J. Johnson & Susan J.
Iverson                                          7,814                1,256                  6,558                *

Robert J. Jones                                  4,372                1,253                  3,119                *

Wedbush Morgan Securities, FBO:
Gary S. Judd IRA Contributory #:
4637-1183                                       19,190                5,014                 14,176                *

Michael F. Ciferri                               5,014                5,014                      -                -

The Private Bank & Trust Co., as
Trustee, of the Charles N. Egan
1968 Trust FBO: Richard Egan                    12,567               12,567                      -                -

Richard D. & Anne W. Egan Living
Trust, Richard D. & Anne W. Egan,
Trustees                                        10,053               10,053                      -                -

Julie J. Eiselt                                  5,924                2,513                  3,411                *

Evason Investments, LLC, Kenneth
L. Evason, President                             2,513                2,513                      -                -

RWB Investments, LLC, Richard M.
Gillette & Norma J. Vinger,
Members                                         25,134               25,134                      -                -

Ronald D. Whitt                                 12,567               12,567                      -                -

Alan S. Kaden                                   64,163                7,163                 57,000                *

Joseph J. Kalbac, MD, PA
Qualified, Deferred Compensation
Trust Charles P. Sacher, Trustee               201,746               17,473                184,273                *

Edward L. Kalin Revocable Trust,
Edward Kalin, Trustee                            5,014                5,014                      -                -

                                        Shares Beneficially
                                               Owned                Number of              Shares Beneficially Owned
                                          Prior to Offering          Shares                   After Offering (1)
Name of Selling Stockholder               Number of Shares        Being Offered        Number of Shares       Percentage
---------------------------               ----------------        -------------        ----------------       ----------

John A. Kantor & Cynthia D.
Kantor                                           5,014                5,014                      -                -

Daniel D. Kaplan & Pamela B.
Kaplan                                          17,014                5,014                 12,000                *

James I. Kaplan                                 23,387                2,387                 21,000                *

Joan Kasner 2001 Revocable Trust,
Joan F. Kasner, Trustee                         37,268               10,436                 26,832                *

Alvin D. Katz                                    2,387                2,387                      -                -

KD Partnership, FBO: Richard C &
Catherine M Schmoker Attn:
Richard C. Schmoker, Partner                     9,789                9,789                      -                -

Frank J. Kearny, III                             4,775                4,775                      -                -

Charles E. Kelley & Mary K.
Kelley                                           2,507                2,507                      -                -

Timothy J. Kelley & Carol L.
Kelley                                           2,387                2,387                      -                -

Marshall & Ilsley Trust Co.,
N.A., as Trustee for t, Latham &
Watkins Thrift & PS Ret. Plan
FBO: William C. Kelly, Jr.,
#95K068                                         58,709                2,902                 55,807                *

Carter S. Kennedy                               49,485                4,894                 44,591                *

Susan A. Kennedy Revocable Living
Trust, Susan A. Kennedy, Grantor
& Trustee                                       21,489               21,489                      -                -

Susan L. Kennedy                                 2,507                2,507                      -                -

William R. Kennedy, III Revocable
Living Trust, William R. Kennedy,
III, Grantor & Trustee                           2,387                2,387                      -                -

Glenn R. Kessel,                                28,532                1,193                 27,339                *

Piper Jaffray, Custodian, FBO:
Glenn R. Kessel S.E.P. IRA#: 3710
8326                                            59,778                4,960                 54,818                *

Edythe K. Jamieson                               2,387                2,387                      -                -

UBS Financial Services, Inc.,
Custodian, FBO: George Kidder,
IRA# JJ-713651                                   2,507                2,507                      -                -

Delaware Charter Guarantee &
Trust Co, Trustee, FBO: Calvin B.
Kirchick IRA#: 1542851                           1,193                1,193                      -                -

John E. Kirkpatrick                            116,095               12,698                103,397                *

                                        Shares Beneficially
                                               Owned                Number of              Shares Beneficially Owned
                                          Prior to Offering          Shares                   After Offering (1)
Name of Selling Stockholder               Number of Shares        Being Offered        Number of Shares       Percentage
---------------------------               ----------------        -------------        ----------------       ----------

Judith Z. Kishner Revocable
Trust, Judith Z. Kishner, Trustee                2,513                2,513                      -                -

Kittery Ophthalmic Consultants,
Profit Sharing Plan and Trust
FBO: Marc Richman, Trustee                      67,542               10,053                 57,489                *

Kittery Ophthalmic Consultants,
Fred W. Armbruster & Stewart J.
Turner Partners                                 26,139                3,707                 22,432                *

Wetherington, Klein & Hubbart,
PA, Qualified Deferred
Compensation Trust FBO: Herbert
M. Klein                                         9,397                1,253                  8,144                *

Betty B. Klinedinst,                            15,718                9,551                  6,167                *

US Bank, NA, Custodian, FBO:
Thomas J. Klinedinst, Jr. IRA#
06-5640                                          9,551                9,551                      -                -

Mary L. Koelle                                   5,804                5,804                      -                -

Margaret E. Koerner                              8,461                2,513                  5,948                *

David H. Kornbluth, DMD                         18,171                2,387                 15,784                *

Joan S. Kornbluth                               19,873                2,387                 17,486                *

Spindler Krause, Jr. Revocable
Trust, Spindler Krause, Jr.,
Trustee                                         44,129                4,775                 39,354                *

Todd M. Kreig & Elizabeth G.
Kreig                                            5,804                5,804                      -                -

Kriegel Limited Partnership,
Gerald W. Kriegel, General
Partner                                          1,193                1,193                      -                -

Gerald William Kriegel                           1,193                1,193                      -                -

A. G. Kris Family Trust, Alan R.
& Gloria B. Kris, Trustees                       4,901                4,901                      -                -

City National Bank, Trustee, of
the Arnold & Porter PSP FBO:
Werner Kronstein #17021473s40                   74,897                1,451                 73,446                *

The Krowech Trust of 1982,
Leonard M. & Selma A. Krowech,
Trustees                                        49,234                2,513                 46,721                *

Kenneth J. Krupsky & Amy E.
Krupsky                                         27,485                2,387                 25,098                *

Delaware Charter Guarantee &
Trust Co, Trustee, FBO: Amanda
Kuipers, IRA # 1626270                           2,902                2,902                      -                -

Amanda H. Kuipers                               12,285                2,507                  9,778                *

                                        Shares Beneficially
                                               Owned                Number of              Shares Beneficially Owned
                                          Prior to Offering          Shares                   After Offering (1)
Name of Selling Stockholder               Number of Shares        Being Offered        Number of Shares       Percentage
---------------------------               ----------------        -------------        ----------------       ----------

Cyd de Largde Kuipers                            4,775                4,775                      -                -

Dawn Kuipers                                    26,387                2,387                 24,000                *

John K. Kuipers                                 18,379                4,775                 13,604                *

William E. Kuipers III                          54,192                8,192                 46,000                *

Delaware Charter Guarantee &
Trust Co, Trustee, FBO: William
E. Kuipers, III, IRA# 1828545                   54,706                8,706                 46,000                *

R & K Associates Profit Sharing
Plan, FBO: Robert Kurtz, Trustee                15,068               15,068                      -                -

Robert D. Lane, Jr., Esquire,                    1,193                1,193                      -                -

Edie Laquer 1999 Revocable Trust,
Edie Laquer, Trustee                            35,199               35,199                      -                -

Alan H. Lareau                                   1,193                1,193                      -                -

Nancy B. Lazard                                  4,350                1,451                  2,899                *

Delaware Charter Guarantee &
Trust Co, Trustee, FBO: Nancy B.
Lazard, IRA# 1810786                             1,193                1,193                      -                -

Delaware Charter Guarantee &
Trust Co, Trustee, FBO: Richard
R. Lazard, IRA# 1709733                         26,340               10,580                 15,760                *

Richard R. Lazard,                              15,225                5,547                  9,678                *

LBM Enterprises LLC, Attn: Leigh
B. Middleditch, Jr.                              2,450                2,450                      -                -

Ken Leiman                                       1,193                1,193                      -                -

Don G. Lents Revocable Trust, Don
G. Lents, Trustee                               25,291                5,020                 20,271                *

Helen L. Leslie Revocable Trust,
Helen L. Leslie Trustee                          1,253                1,253                      -                -

Jill C. Lesser,                                  2,902                2,902                      -                -

Herbert T. Levin,                                2,387                2,387                      -                -

Bear Stearns Securities Corp.,
Custodian, FBO: Marla J. Levin,
IRA# 168-28505                                   5,026                5,026                      -                -

Delaware Charter Guarantee &
Trust Co, Trustee, FBO: Mitchell
J. Levine, IRA #1813375                          1,193                1,193                      -                -

Mitchell J. Levine, M.D.                        39,256                1,256                 38,000                *

                                        Shares Beneficially
                                               Owned                Number of              Shares Beneficially Owned
                                          Prior to Offering          Shares                   After Offering (1)
Name of Selling Stockholder               Number of Shares        Being Offered        Number of Shares       Percentage
---------------------------               ----------------        -------------        ----------------       ----------

Clifford M. Levy &, Nalda A. Levy                1,451                1,451                      -                -

Gail Levy                                        2,794                1,253                  1,541                *

Stephan R. Levy                                  1,451                1,451                      -                -

Jacqueline Lewin                                 2,387                2,387                      -                -

David B. Lewis Trust, David B.
Lewis Trustee                                    4,775                4,775                      -                -

National Investor Service Corp,
Custodian, FBO: James A. Lewis
IRA# 539-98853                                   4,775                4,775                      -                -

George F. Lieser                                12,257                2,507                  9,750                *

Ronna Lindner,                                   1,193                1,193                      -                -

Lindsey Family Limited
Partnership, Vincent J. Naimoli,
Managing G.P.                                    9,551                9,551                      -                -

Donald A. Littlefield                            2,387                2,387                      -                -

Sherwin Littman & Alice Littman                  4,220                2,707                  1,513                *

Leonard L. Litvak & Sylvia Litvak                5,290                5,290                      -                -

Delaware Charter Guarantee &
Trust Co, Trustee, FBO: Lawrence
Locascio, Jr. IRA#:920998                        1,193                1,193                      -                -

Daniel E. Loeb                                   2,387                2,387                      -                -

Adam R. Loew & Terri L. Loew
Revocable 2003 Trus, Adam R. &
Terri L. Loew, Trustees                          2,387                2,387                      -                -

David N. Loew & Frances G. Loew,
Revocable 1991 Trust David N.
Loew, Trustee                                   39,223               13,332                 25,891                *

David N. Loew Trustee u/w, David
L. Loew Trust                                   99,168               34,103                 65,065                *

David Nathan Loew, Trustee of,
Trust A of the Ethel S. Loew
Living Trust dated 1/25/89                      82,758                5,014                 77,744                *

Peggy Stollmack Inter Vivos
Trust, u/i dated 10/30/85 Peggy
Loew, David Loew &                              37,092                5,032                 32,060                *

Stephen Loew                                     2,546                1,193                  1,353                *

                                        Shares Beneficially
                                               Owned                Number of              Shares Beneficially Owned
                                          Prior to Offering          Shares                   After Offering (1)
Name of Selling Stockholder               Number of Shares        Being Offered        Number of Shares       Percentage
---------------------------               ----------------        -------------        ----------------       ----------

Henry J. Loos                                   17,029                5,026                 12,003                *

Stephen B. Loring                               38,643                5,014                 33,629                *

Nancy W. Lowrey                                  5,014                5,014                      -                -

Lunsford Capital, LLC, W. Bruce
Lunsford, President                             51,567               14,816                 36,751                *

Luzerne Products, Inc., Stuart M.
Bell, President                                  5,014                5,014                      -                -

Thomas P. Lynch,                                 5,998                1,256                  4,742                *

McGillicuddy Investments LP III,
Dennis J. McGillicuddy, Jr., G.P. (4)        3,427,570              157,593              3,269,977              4.6%

Dennis J. McGillicuddy, Jr. &,
Elisabeth A. McGillicuddy (4)                    9,551                9,551                      -                -

Edward E. Mack III                              44,041               10,041                 34,000                *

David M. Maklan                                 34,583                4,894                 29,689                *

Cardiothoracic Surgical Associates,
PA PSP, FBO:
Christopher T. Maloney                          63,606               15,606                 48,000                *

Estate of J. William Manning                     9,802                9,802                      -                -

Pershing LLC, Custodian, FBO: G.
Tyson Maroon, IRA# 14V-816022                    5,026                5,026                      -                -

Alexander C. Marrack Rev. Liv.
Tr., Alexander C. Marrack,
Trustee                                          5,683                2,450                  3,233                *

James E. Marsh                                  16,624                9,802                  6,822                *

Michael Marsh                                   17,140                4,901                 12,239                *

Saul A. Marsh & Susan Marsh                     21,031               21,031                      -                -

U.S. Bank, Trustee, of the Dorsey &
Whitney Master Trust FBO:
Phillip H. Martin, IRA#: 3115                   13,013                1,253                 11,760                *

Cornelius J. McCarthy                           43,089               10,831                 32,258                *

Jeremiah P. McDonald & Louise A.
McDonald                                        39,950                2,387                 37,563                *

Patricia K. McDowell                            18,287                2,387                 15,900                *

Terry A. McIlroy                                 2,513                2,513                      -                -

                                        Shares Beneficially
                                               Owned                Number of              Shares Beneficially Owned
                                          Prior to Offering          Shares                   After Offering (1)
Name of Selling Stockholder               Number of Shares        Being Offered        Number of Shares       Percentage
---------------------------               ----------------        -------------        ----------------       ----------

Mark J. McInerney                                5,804                5,804                      -                -

Kevin J. McIntyre                                2,450                2,450                      -                -

Ellsworth McKee                                  4,775                4,775                      -                -

Russell E. McKee, Jr.                           41,449                4,775                 36,674                *

John Michael McLaughlin Trust,
John Michael McLaughlin, Trustee                84,809                5,014                 79,795                *

Terrence D. McMahon Revocable
Trust &, Daniel W. Bednarz
Revocable Trust (TIC) Attn:
Terrence D. McMahon, Trustee                    25,447                5,026                 20,421                *

Robert W. Mead Revocable Living
Trust, Robert W. Mead, Trustee                   2,513                2,513                      -                -

Richard L. Measelle                             21,014                5,014                 16,000                *

Sandra Melnick                                   4,775                4,775                      -                -

Delaware Charter Guarantee &
Trust Co, Trustee, FBO: Byron
Menides Regular IRA G&T/Plan
Number 0001808935                                8,989                2,645                  6,344                *

Delaware Charter Guarantee &
Trust Co, Trustee, FBO: Laura
Menides IRA #1808933                             1,193                1,193                      -                -

Amy Jo Deren-Milgrim                             1,451                1,451                      -                -

Stephen L. Miller                                1,256                1,256                      -                -

Richard P. Milligan, Trustee, of
the Marital Trust FBO: Richard P.
Milligan                                         5,775                4,775                  1,000                *

David J. Millstone &, Dvora S.
Millstone                                       11,006                1,451                  9,555                *

Michelle A. Millstone-Shroff                     2,751                1,451                  1,300                *

Albert J. Miniaci Revocable
Trust, Albert J. Miniaci, Trustee               10,014                5,014                  5,000                *

Beatriz Miniaci Revocable Trust,
Beatriz A. Miniaci, Trustee                     10,014                5,014                  5,000                *

Dominick F. Miniaci Trust,
Dominick F. Miniaci, Trustee                     5,014                5,014                      -                -

Rose Miniaci Revocable Trust,
Rose Miniaci, Trustee                           11,028               10,028                  1,000                *

                                        Shares Beneficially
                                               Owned                Number of              Shares Beneficially Owned
                                          Prior to Offering          Shares                   After Offering (1)
Name of Selling Stockholder               Number of Shares        Being Offered        Number of Shares       Percentage
---------------------------               ----------------        -------------        ----------------       ----------

MMP Investments, Philip Stahl &
Milford Pepper General Partners                  1,256                1,256                      -                -

John F. Moffitt &, Eugenie M.
Moffitt                                          5,026                5,026                      -                -

Monaco Investment Partners, L.P.,
Donald P. Monaco, Managing Gen.
Partner                                        303,251                4,775                298,476                *

Donald P. Monaco Insurance Trust,
Donald P. Monaco, Trustee                       63,345               10,053                 53,292                *

M&T Bank, Custodian, Montgomery
Botanical Center, Inc. Walter D.
Haynes, President                                7,797                7,797                      -                -

Theodore R. Montuori Inter Vivos,
Declaration of Trust dtd 11/6/96
Theodore R. Montuori, Trustee                   48,576                9,551                 39,025                *

Ellen K. Moore Revocable Trust
dtd 1/18/00, Ellen K. Moore,
Trustee                                         23,552                1,193                 22,359                *

Graham Y. Moore, III Revocable
Trust dtd 1/18/00, Graham Y .
Moore, III Trustee                               5,900                1,256                  4,644                *

Thomas W. Moore                                  5,014                5,014                      -                -

Douglas J. Moran Trust, Douglas
J. & Marcia H. Moran, Co-Trustees               38,583                2,387                 36,196                *

Doris A. Morgenstern Rev Fam Tr
of '85, & Paul Morgenstern Rev
Fam Tr of '85 TIC Doris A. & Paul
Morgenstern Trustees                           113,603               16,537                 97,066                *

Jane Morrell                                    24,337               14,948                  9,389                *

Nancy K. Morrell                                 4,894                4,894                      -                -

Richard A. Morris Business Trust,
Richard A. Morris, Trustee                      10,041               10,041                      -                -

Robert J. Morris,                                4,775                4,775                      -                -

Robert J. Morris Revocable Trust
u/a/d 2/16/83, Robert J. Morris,
Trustee                                          9,802                9,802                      -                -

David H. Morse, Esq.                           157,835               12,698                145,137                *

Donald Mothner & Cynthia Mothner                21,450                3,760                 17,690                *

                                        Shares Beneficially
                                               Owned                Number of              Shares Beneficially Owned
                                          Prior to Offering          Shares                   After Offering (1)
Name of Selling Stockholder               Number of Shares        Being Offered        Number of Shares       Percentage
---------------------------               ----------------        -------------        ----------------       ----------

Lillian Mothner Trust, Lillian
Mothner, Trustee c/o Donald
Mothner                                         42,330                4,775                 37,555                *

George P. Mueller,                              17,746                6,669                 11,077                *

UBS Financial Services,
Custodian, FBO: Andrea
Muscarello, IRA#: HG66988-31                    31,602                5,014                 26,588                *

Merrill Lynch, Custodian, FBO:
Kenneth Musen, IRA #: WMNR07241                  7,677                7,677                      -                -

Charles Schwab, Inc., Cust., FBO
Kenneth R. Myers IRA
R/O#2246-6119                                    5,909                2,507                  3,402                *

Michael Nachwalter &, Irene
Nachwalter                                      61,354                9,789                 51,565                *

Dorothy B. Nagy Marital Trust,
Dorothy B. Nagy, Trustee                        57,746                9,789                 47,957                *

Irma P. Nash Trust dated
12/30/85, Irma P. Nash & Thomas
E. Swaney, Co-Trustee                           17,956                2,387                 15,569                *

NEK Investco, Inc., Neil E.
Kelley, President Genesis Park LP               59,701               14,948                 44,753                *

Leonard M. Nelson                               29,538                3,898                 25,640                *

Merle R. Nelson,                                13,454                6,412                  7,042                *

Joseph R. Nemeth Living Trust u/a
dtd 12/06/72, Joseph R. Nemeth,
Trustee                                        108,080                7,288                100,792                *

Claudia C. Newman                                4,775                4,775                      -                -

Jennifer E. Newton                              56,530                2,387                 54,143                *

Stuart M. Neye & Ellen R. Neye                   3,276                1,193                  2,083                *

Andrew L. Nichols                               97,570                5,290                 92,280                *

Bernard A. Nigro, Jr. & Stacey L.
Sovereign                                       10,485                7,402                  3,083                *

Nolan Properties, Inc., Attn:
John G. Nolan, Vice President                   75,780               20,621                 55,159                *

Lois E. Nonneman                                27,301               14,816                 12,485                *

Longhorn Partners, Attn: John
Norcross                                         9,551                9,551                      -                -

Miami Partners, John Norcross,
General Partner                                 14,326               14,326                      -                -

                                        Shares Beneficially
                                               Owned                Number of              Shares Beneficially Owned
                                          Prior to Offering          Shares                   After Offering (1)
Name of Selling Stockholder               Number of Shares        Being Offered        Number of Shares       Percentage
---------------------------               ----------------        -------------        ----------------       ----------

Nathalie J. Nordstrand                           2,293                1,193                  1,100                *

Robert I. Nordstrand                             3,293                1,193                  2,100                *

Karen C. Norris Living Trust,
Karen C. Norris, Trustee                       254,665                2,387                252,278                *

William B. Oberlink                             22,516                9,789                 12,727                *

Duncan M. O'Brien                                9,409                5,409                  4,000                *

Irene Oddi Trust u/a dtd 9/12/97,
Irene & Raymond Oddi, Co-Trustees               33,866                7,414                 26,452                *

Delaware Charter Guarantee &
Trust Co, Trustee, FBO: Raymond
D. Oddi, IRA #1810951                            2,387                2,387                      -                -

David Olander                                   14,704                3,704                 11,000                *

D. Dudley Oldham &, Judy W.
Oldham                                           2,450                2,450                      -                -

UBS Financial Services,
Custodian, FBO: Bryan M. Ollila,
IRA#: PE82468-16                                 1,253                1,253                      -                -

UBS Financial Services,
Custodian, FBO: Darla E. Ollila,
IRA #: PE12767-16                                1,193                1,193                      -                -

Philip E. Orbanes                               84,901                4,901                 80,000                *

Willa Oren Revocable Trust, Willa
Oren & Martin Oren, Trustee                      5,290                5,290                      -                -

Marilyn A. Ortmann & William D.
Ortmann                                          4,901                4,901                      -                -

Harold L. Osher, MD,                           576,059               28,574                547,485                *

Judith A. Osher, Psy.D.                         27,016                6,095                 20,921                *

Peggy L. Osher                                 239,144               11,642                227,502                *

Stephen Paluszek                               320,234               41,242                278,992                *

Stephen H. Paneyko                             177,028               10,028                167,000                *

Marshall & Ilsley Trust Co.,
N.A., Trustee for the, Latham &
Watkins Thrift & PS Ret. Plan
FBO: Thomas Patten, #95K068IA4                  26,011                6,283                 19,728                *

                                        Shares Beneficially
                                               Owned                Number of              Shares Beneficially Owned
                                          Prior to Offering          Shares                   After Offering (1)
Name of Selling Stockholder               Number of Shares        Being Offered        Number of Shares       Percentage
---------------------------               ----------------        -------------        ----------------       ----------

Michael D. Paulik & Michelle R.
Paulik                                           5,014                5,014                      -                -

Paulik Revocable Trust, Michael
M. Paulik, Trustee or Diane H.
Paulik, Trustee                                 37,735               18,735                 19,000                *

Marla J. Paxson                                  7,163                7,163                      -                -

Daniel S. Pearson Credit Shelter
Trust, Fredericka G. Smith,
Trustee                                          2,513                2,513                      -                -

Fred H. Pearson Trust, Fred H.
Pearson, Trustee                                59,264                7,282                 51,982                *

Laura Pearson                                   12,064               12,064                      -                -

Alison Peck                                      4,775                4,775                      -                -

Andrew Pells                                    26,057               26,057                      -                -

Deidre O'Brien Pepi                             64,430                9,802                 54,628                *

Richard G. Pepin, Jr. & Suzanne
J. Pepin                                        21,850                4,775                 17,075                *

Joanne T. Pepper Exemption Trust,
Joanne T. Pepper, Trustee                        1,193                1,193                      -                -

Melvin Perelman &, Joan B.
Perelman                                        19,944                2,902                 17,042                *

Melvin Perelman                                 22,056                5,014                 17,042                *

Leon H. Perlin & Phyllis F.
Perlin                                          17,789                4,901                 12,888                *

Steven P. Perlman, DDS &, Harriet
Perlman                                          6,715                2,510                  4,205                *

George C. Perreault Living Trust,
George C. Perreault, Trustee                   152,474               19,604                132,870                *

Thomas L. Pfister                                2,387                2,387                      -                -

Marshall & Ilsely Trust Co.,
N.A., Trustee for, Thrift & PS
Ret Plan of Latham & Watkins FBO:
Thomas L. Pfister, #95K068IH9                    9,458                1,451                  8,007                *

Phase Holdings Incorporated,
Bernard L. Langeluttig, President                4,775                4,775                      -                -

Larry B. Phillips III                           50,100                9,789                 40,311                *

Dean P. Phypers                                 15,845               15,845                      -                -

Jonathan W. Phypers                              4,775                4,775                      -                -

                                        Shares Beneficially
                                               Owned                Number of              Shares Beneficially Owned
                                          Prior to Offering          Shares                   After Offering (1)
Name of Selling Stockholder               Number of Shares        Being Offered        Number of Shares       Percentage
---------------------------               ----------------        -------------        ----------------       ----------

Revocable Living Trust of Wesley
C. Pickard, Wesley Pickard &
Jeanette Studley, Trustee'                      23,139                3,898                 19,241                *

PKH Investment Co., Inc., Philip
K. Harvey, President                            19,122               15,355                  3,767                *

Richard W. Pogue Declaration of
Trust dtd 11/18/, Richard W.
Pogue, Trustee c/o Jones Day                   118,948                9,789                109,159                *

Charlotte Hope Poindexter                        2,902                2,902                      -                -

John S. Poindexter, III, MD                    192,698               12,698                180,000                *

Elliot E. Polebaum                              16,386                2,387                 13,999                *

RBC Dain Rauscher, Custodian,
FBO: David M. Pollock IRA#
1101-6541-1600                                  10,942                4,775                  6,167                *

Helene Pollock                                   4,775                4,775                      -                -

Edward J. Porento, Jr. & Margo E.
Porento                                          1,256                1,256                      -                -

Thomas J. Prosse                                 4,775                4,775                      -                -

Kenneth R. Purdy &, Rona R. Purdy                5,014                5,014                      -                -

Delaware Charter Guarantee &
Trust Co, Trustee, FBO: James F.
Quirk, IRA#: 1381511                            29,401                5,152                 24,249                *

Quonny Ventures Limited
Partnership, QV Mangement LLC,
General Partner Ronald D. Jarvis,
Manager                                         98,702                4,775                 93,927                *

National City Bank, Trustee,
Calfee, Halter & Griswold LLP
PST&P FBO: Robert N. Rapp
#01647583KK8                                     2,387                2,387                      -                -

Norbert J. Rappl,                                4,284                1,256                  3,028                *

Rawson Family Limited
Partnership, Edward Rawson, Pres.
of Rawson Family Enterprises,
Inc, General Partner                            35,786               13,093                 22,693                *

Gareth L. Reed                                   2,387                2,387                      -                -

The Reinhart Foundation, Myron H.
Reinhart, President Attn: Karen
Hand                                            26,425               26,425                      -                -

                                        Shares Beneficially
                                               Owned                Number of              Shares Beneficially Owned
                                          Prior to Offering          Shares                   After Offering (1)
Name of Selling Stockholder               Number of Shares        Being Offered        Number of Shares       Percentage
---------------------------               ----------------        -------------        ----------------       ----------

Beatrice Renfield Foundation,
Attn: Martin Milston, Treasurer                 23,925               16,623                  7,302                *

Emmet C. Richards Revocable
Trust, Emmet C. & Gail Z.
Richards, Trustees c/o Zarrow
Family Office, LLC                               2,513                2,513                      -                -

Gail Z. Richards Revocable Trust,
Gail Z. & Emmet C. Richards,
Co-Trustees                                      2,902                2,902                      -                -

Thomas F. Richardson, Jr.
Revocable Trust, Thomas F.
Richardson, Jr. Trustee                          5,014                5,014                      -                -

Marc W. Richman, M.D.,                          59,876                2,387                 57,489                *

Douglas V. Rigler & Katherine C.
Rigler                                           9,565                9,565                      -                -

Jonathan Rinehart                                4,775                4,775                      -                -

U.S. Bank, NA, Agent, Margot L.
Ritz                                            22,748                9,802                 12,946                *

RMK Partnership, Jerome Makowsky,
Neil Ringel & Morris Kriger,
General Partners                                 5,026                5,026                      -                -

Lanse Robb                                       1,253                1,253                      -                -

Peter J. Robbins &, Beverley
Robbins                                         36,856                3,770                 33,086                *

Genesee Valley Trust Company,
Trustee, FBO: Nathan J. Robfogel
IRA#: 14017512014                               40,987                2,513                 38,474                *

Edward A. Robinson, LLC, Edward
A. Robinson, Manager                            29,863               10,041                 19,822                *

Edward A. Robinson                              61,635                4,775                 56,860                *

Richard L. Robinson                             27,631                5,014                 22,617                *

Rockwell Fund, Inc., Attn: R.
Terry Bell, President                          301,762               54,094                247,668                *

William W. Rooke                                13,818               10,818                  3,000                *

Alfred Rose Revocable Trust,
Alfred Rose, Trustee                            25,222               13,219                 12,003                *

Joe A. Rose & Rolynn M. Rose                    32,775                4,775                 28,000                *

H. David Rosenbloom                             60,465                5,290                 55,175                *

Edna Rosenthal & Samuel Rosenthal                2,863                1,451                  1,412                *

                                        Shares Beneficially
                                               Owned                Number of              Shares Beneficially Owned
                                          Prior to Offering          Shares                   After Offering (1)
Name of Selling Stockholder               Number of Shares        Being Offered        Number of Shares       Percentage
---------------------------               ----------------        -------------        ----------------       ----------

Mark A. Ross                                     8,139                2,387                  5,752                *

Eleni A. Rossides & Nikolas
Bezianis                                         1,193                1,193                      -                -

Delaware Charter Guarantee &
Trust Co, Trustee, FBO: Eugene T.
Rossides, IRA#: 1638650                        157,866                8,994                148,872                *

Eugene T. Rossides                             168,837                6,029                162,808                *

Alfred F. Rotelle                                2,507                2,507                      -                -

Faith A. Rotelle                                 2,507                2,507                      -                -

Charles J. Rothweiler                           34,494               32,494                  2,000                *

J. Robert Routt                                 21,188                7,527                 13,661                *

Rubaiyat Trading Company, Ltd.,
John S. P. Samford, Managing G.P.              129,797               10,028                119,769                *

Arthur S. Rubin, MD &, Wendy S.
Rubin                                            2,513                2,513                      -                -

Oppenheimer & Co. Inc. Custodian,
FBO: Dr. Arthur Rubin, IRA#
A877702629                                       4,013                2,513                  1,500                *

Peter J. Rubin                                  37,534               10,580                 26,954                *

Peter J. Rubin & Donna L. Rubin                  9,513                3,760                  5,753                *

Wendy S. Rubin 2002 Revocable
Trust dtd 01/30/02, Wendy S. &
Arthur S. Rubin, Trustee                         7,797                7,797                      -                -

Rutledge Limited Partnership,
James C. Rutledge Rev. Tr., GP                   4,775                4,775                      -                -

JMB Family Limited Partnership,
Irrevocable Trust of 2003 Barry
Silverstein, Trustee (5)                       472,856               22,308                450,548                *

MSTB FLP 2003 Irrevocable Trust,
Barry Silverstein, Trustee (5)                 712,311               38,872                673,439                *

Silverstein FLP 2002 LTD,
Irrevocable Trust of 2003 Barry
Silverstein, Trustee (5)                        75,299                4,155                 71,144                *

Silverstein Investments LP II,
c/o S.B. Investment Management,
Inc., GP Steven Blechner,
President (5)                                1,018,875                8,706              1,010,169                *

                                        Shares Beneficially
                                               Owned                Number of              Shares Beneficially Owned
                                          Prior to Offering          Shares                   After Offering (1)
Name of Selling Stockholder               Number of Shares        Being Offered        Number of Shares       Percentage
---------------------------               ----------------        -------------        ----------------       ----------

Silverstein Investments LP III,
c/o S.B. Investment Management,
Inc., GP Steven Blechner,
President (5)                                4,547,730              457,150              4,090,580              5.8%

Trudy Silverstein Irrevocable
Trust of 2003, Randall Meeks,
Trustee (5)                                     34,740                4,155                 30,585                *

Charles P Sacher PA Qualified,
Deferred Compensation Trust
Charles P Sacher Trustee                       196,285               14,960                181,325                *

Sacher, Martini & Sacher, P.A.
Qualified, Defered Compensation
Trust FBO: Charles S. Sacher                     2,902                2,902                      -                -

John M. Sacher,                                  6,944                2,387                  4,557                *

Bear Stearns Security Corp.,
Custodian, FBO: John M. Sachs,
DDS IRA# 851-99642-080                          22,526                5,026                 17,500                *

George H. Sack, Jr.                             55,802               20,057                 35,745                *

Glenn H. Sacra                                  48,155                4,775                 43,380                *

Miriam H. Sadler Revocable Trust,
Miriam H. Sadler, Trustee                        2,387                2,387                      -                -

Samuel Sadler &, Miriam Sadler                 159,534                5,026                154,508                *

Lee Salerno                                      2,902                2,902                      -                -

John S. P. Samford                              44,150               10,028                 34,122                *

Jesse F. Sanderson, Jr., MD.                    98,505               10,818                 87,687                *

Almira B. Sant Revocable
Indenture of Trust, Almira B.
Sant, Trustee                                    2,507                2,507                      -                -

J. Talbot Sant, Jr.,                             1,253                1,253                      -                -

John T. Sant Revocable Trust,
John T. Sant, Trustee                            4,775                4,775                      -                -

Richard B. Sant                                 22,238                5,014                 17,224                *

Edward H. Sarbey                                 7,534                7,534                      -                -

Heidi Jo Savage                                  4,775                4,775                      -                -

Nathan Schatz M.D. Associates
Pension Plan, Nathan Schatz,
M.D., Trustee                                   79,552               15,606                 63,946                *

                                        Shares Beneficially
                                               Owned                Number of              Shares Beneficially Owned
                                          Prior to Offering          Shares                   After Offering (1)
Name of Selling Stockholder               Number of Shares        Being Offered        Number of Shares       Percentage
---------------------------               ----------------        -------------        ----------------       ----------

Donald Schauwecker                              13,387                2,387                 11,000                *

Vanguard Fiduciary Trust Co.,
Custodian, FBO: Fred Schlesinger,
IRA #48V-843230                                  5,290                5,290                      -                -

David S. Schoedinger,                           34,928                2,507                 32,421                *

Robert W. Baird & Co. Inc.
Trustee, FBO: Richard L. Schwaab
IRA #7522-2676                                   4,775                4,775                      -                -

Daniel C. Schwartz Revocable
Trust, Daniel C. Schwartz,Trustee                2,387                2,387                      -                -

Delaware Charter Guarantee &
Trust Co, Trustee, FBO: Raymond
Schwartz, IRA# 1710029                           2,387                2,387                      -                -

Robert C. Schwartz Flint Trust,
Cheryl A. Schwartz, Trustee                      4,775                4,775                      -                -

Delaware Charter Guarantee &
Trust Co, Trustee, FBO: William
W. Schwarze, IRA# 1784022                        5,470                2,387                  3,083                *

Health Information Support
Services Retirement, Plan & Trust
FBO: Maria F. Sconzo Attn: Maria
Sconzo, Trustee                                  5,014                5,014                      -                -

Maria Sconzo Revocable Trust,
Maria Sconzo, Trustee                            5,014                5,014                      -                -

Roy L. Sea,                                      1,256                1,256                      -                -

William W. Sedlazek &, Carol
Sedlazek                                        35,336               15,606                 19,730                *

Pershing & Co., FBO: Martin E.
Segal / 5hl-183637                              99,726                4,901                 94,825                *

Allan H. Selig                                  65,738               23,009                 42,729                *

Neil Sell Retirement Plan, FBO:
Neil I. Sell                                     5,593                2,510                  3,083                *

Bertrand C. Sellier &, Robin K.
Sellier                                          5,013                2,513                  2,500                *

Cynthia T. Semple                                2,387                2,387                      -                -

Donald B. Shackelford                            5,014                5,014                      -                -

Robert H. Shannon, M.D.                         15,693                1,193                 14,500                *

Jonathan B. Shaw                               245,606               15,606                230,000                *

                                        Shares Beneficially
                                               Owned                Number of              Shares Beneficially Owned
                                          Prior to Offering          Shares                   After Offering (1)
Name of Selling Stockholder               Number of Shares        Being Offered        Number of Shares       Percentage
---------------------------               ----------------        -------------        ----------------       ----------

Delaware Charter Guarantee &
Trust Co, Trustee, FBO: Dennis
Shea, IRA#: 1090840                              3,838                3,838                      -                -

Gloria Shea                                      2,645                2,645                      -                -

Michael M. Sheppard,                             7,675                1,256                  6,419                *

Litamae Sher                                     6,214                6,214                      -                -

Alan A. Sherburne                               64,226                7,226                 57,000                *

Everett A. Sheslow Trust, Everett
A. Sheslow, Trustee                             15,582                2,387                 13,195                *

Walter G. Shifrin Revocable
Trust, Walter G. Shifrin, Trustee              124,400                2,513                121,887                *

Thomas B. Siebens                               10,053               10,053                      -                -

Frank P. Silkman                                53,558                2,387                 51,171                *

Jean O. Silkman                                 35,487                2,507                 32,980                *

Edwin and Rina Silverstein,
Irrevocable Trust of 2003 c/o
Jason Silverstein, Trustee (5)                 109,253                1,253                108,000                *

Delaware Charter Guarantee &
Trust Co, Trustee, FBO: Edwin
Silverstein, IRA# 1636981 (5)                  110,704                2,704                108,000                *

Delaware Charter Guarantee &
Trust Co, Trustee, FBO: Rina
Silverstein, IRA# 1636962 (5)                  110,704                2,704                108,000                *

Frederick J. Simon                              35,617               11,609                 24,008                *

Todd D. Simon                                   35,617               11,609                 24,008                *

Robert S. Siskin Trust, Robert S.
Siskin, Trustee                                 51,352                2,387                 48,965                *

Sarah Everhart Skeels,                           2,513                2,513                      -                -

Thomas Brown Slaughter Revocable,
Trust dated 09/30/99 Thomas B.
Slaughter, Trustee                              72,268               26,438                 45,830                *

Edward D. Slevin                                12,092                2,387                  9,705                *

David H. Smith,                                 31,412               20,659                 10,753                *

Delaware Charter Guarantee &
Trust Co, Trustee, FBO: Dwain B.
Smith, IRA# 1801094                              8,462                7,402                  1,060                *

                                        Shares Beneficially
                                               Owned                Number of              Shares Beneficially Owned
                                          Prior to Offering          Shares                   After Offering (1)
Name of Selling Stockholder               Number of Shares        Being Offered        Number of Shares       Percentage
---------------------------               ----------------        -------------        ----------------       ----------

Fredricka G. Smith Revocable
Living Trust, Fredricka G. Smith,
Trustee                                          2,387                2,387                      -                -

Dreyfus Service Corporation, FBO:
Fredricka Smith IRA Rollover
Acct. # 5DC-149561                               2,387                2,387                      -                -

J. Chandler Smith, Jr.                          21,297                5,610                 15,687                *

Jeffrey B. Smith                               315,594               15,594                300,000                *

Joel Smith & Janet Smith                       192,621               20,621                172,000                *

Stephen R. Smith Family Trust,
Nancy A. Smith & Altavista Trust,
Trustees                                        21,246                1,256                 19,990                *

Philip H. Snoberger Trust u/d/t
02/17/92, Philip H. Snoberger,
Settlor & Trustee                               11,609               11,609                      -                -

Roger S. Snowdon                                 1,256                1,256                      -                -

Dr. Larry A. Snyder &, Rona S.
Snyder                                          12,319                2,507                  9,812                *

Carol E. Sobel                                   7,698                2,510                  5,188                *

Marital Trust u/w Milton Soref,
Wayne R. Lueders, Trustee                       18,895                2,387                 16,508                *

Laurence T. Sorkin,                             38,810                6,606                 32,204                *

Spiegel 2002 Revocable Trust,
Robert S & Sally M Spiegel,
Trustees                                         2,387                2,387                      -                -

Spiegel Family Investment Co.,
LLC, Robert S. Spiegel, Manager                  4,775                4,775                      -                -

Delaware Charter Guarantee &
Trust Co, Trustee, FBO: Robert L.
Spillman IRA #1812789                            4,775                4,775                      -                -

Francis E. Spindler, Jr.                        91,818               15,606                 76,212                *

Kenneth S. Spirer                               11,956                5,349                  6,607                *

Ruth Springer                                    5,720                2,450                  3,270                *

Clare H. Springs Revocable Trust,
Clare H. Springs, Trustee                        4,775                4,775                      -                -

Philip Stahl                                     1,193                1,193                      -                -

James F. Stapleton &, Margaret M.
Stapleton                                       25,886               25,886                      -                -

                                        Shares Beneficially
                                               Owned                Number of              Shares Beneficially Owned
                                          Prior to Offering          Shares                   After Offering (1)
Name of Selling Stockholder               Number of Shares        Being Offered        Number of Shares       Percentage
---------------------------               ----------------        -------------        ----------------       ----------

Steinman Family Limited
Partnership, Theodore I.
Steinman, MD & Carol Z. Steinman,
General Partners                                 7,749                4,775                  2,974                *

Richard A. Steinwurtzel &, Vicki
L. Steinwurtzel                                 49,775                4,775                 45,000                *

Richard A. Steinwurtzel                         47,387                2,387                 45,000                *

Amy Stets                                        1,193                1,193                      -                -

Craig Stevens                                   34,387                2,387                 32,000                *

Matthew Stevens                                  2,387                2,387                      -                -

Richard B. Stevens & Rita J.
Stevens                                          9,802                9,802                      -                -

Delaware Charter Guarantee &
Trust Co, Trustee, FBO: Franz H.
Stewart, Jr., IRA# 1679326                      82,704               12,704                 70,000                *

William G. Stewart                              79,097                7,408                 71,689                *

Merrett R. Stierheim                            14,511               14,511                      -                -

Don N. Stitt                                    18,418                1,253                 17,165                *

Stofko Law Offices Profit Sharing
Plan, FBO: Dennis J. Stofko,
Esquire                                         11,507                2,507                  9,000                *

Dennis J. Stofko & Linda S.
Stofko                                           7,507                2,507                  5,000                *

Sara A. Strang Living Trust, Sara
A. Strang, Trustee                              25,685                7,282                 18,403                *

Laurence B. Straus Revocable
Trust, Laurence B. Straus,
Trustee                                         19,918                7,803                 12,115                *

National City Bank, Trustee for
the Calfee,, Halter & Griswold
LLP Profit Sharing T&P FBO James
F Streicher, #647583RC9                          2,447                2,447                      -                -

Robert E. Stroud                                53,200                3,704                 49,496                *

Emily W. Sunstein and Leon C.
Sunstein, Jr., Tte, of Revocable
Deed of Trust of Emily Sunstein,
dtd 1/1/1996, as am                            122,852               29,130                 93,722                *

Cordelia Speakman Sutch, c/o
Willard A. Speakman, III                         2,387                2,387                      -                -

Stephen F. Sutter &, Melinda D.
Sutter                                           2,513                2,513                      -                -

                                        Shares Beneficially
                                               Owned                Number of              Shares Beneficially Owned
                                          Prior to Offering          Shares                   After Offering (1)
Name of Selling Stockholder               Number of Shares        Being Offered        Number of Shares       Percentage
---------------------------               ----------------        -------------        ----------------       ----------

Donald M. Swan, Jr. &, Donna M.
Swan                                             9,775                4,775                  5,000                *

Mary S. Swan                                     1,193                1,193                      -                -

Susan M. Swan                                    1,193                1,193                      -                -

Glenn M. Swisher                                 7,414                7,414                      -                -

Sena Weller Rohs Williams, Agent,
AAA Miami Valley Investment
Management Agreement                             5,026                5,026                      -                -

Sena Weller Rohs Williams, Agent,
Patricia H. Briggs, IMA                          5,026                5,026                      -                -

Sena Weller Rohs Williams, Agent,
Ruth J & Robert A Conway
Foundation, Inc Robert & Ruth
Conway & Thomas Clark                           19,604               19,604                      -                -

Sena Weller Rohs Williams, Agent,
Edward J. Donohoe Investment
Management Agreement                             2,387                2,387                      -                -

Sena Weller Rohs Williams, Agent,
Julie J. Donohoe Investment
Management Agreement                             4,901                4,901                      -                -

Sena Weller Rohs Williams,
Custodian, FBO: Chalk Fry DDS,
Inc. Employees' Profit Sharing
Plan & Trust                                     2,513                2,513                      -                -

Sena Weller Rohs Williams, Agent,
Phebe C. Hethcock, Investment
Management Agreement                             5,026                5,026                      -                -

Sena Weller Rohs Williams, Agent,
Pauline Grier Knadler Trust
Agreement Pauline G. Knadler,
Trustee                                          5,026                5,026                      -                -

Sena Weller Rohs Williams, Agent,
Judith T. Lorman, IMA                           14,829               14,829                      -                -

Sena Weller Rohs Williams, Agent,
Thomas A. Lorman, IMA                            4,901                4,901                      -                -

Sena Weller Rohs Williams, Agent,
O'Dea & Associates, Inc Profit
Sharing Plan                                     2,513                2,513                      -                -

Robert A. Szczesny &, Gayle C.
Szczesny                                        26,221                5,409                 20,812                *

Dudley S. Taft                                  22,363               10,028                 12,335                *

Rebecca R. Taft                                 21,778                2,387                 19,391                *

                                        Shares Beneficially
                                               Owned                Number of              Shares Beneficially Owned
                                          Prior to Offering          Shares                   After Offering (1)
Name of Selling Stockholder               Number of Shares        Being Offered        Number of Shares       Percentage
---------------------------               ----------------        -------------        ----------------       ----------

Stephen E. Tallent & Martha M.
Tallent                                        322,431                2,507                319,924                *

Delaware Charter Guarantee &
Trust Company, Trustee, FBO:
Stephen E. Tallent, IRA #:1635968              223,539               21,109                202,430                *

Joan C. Talpers                                  4,775                4,775                      -                -

Gail A. Tate & Carl F. Tate                     60,210                2,507                 57,703                *

U.S. Trust Company of North
Carolina, Custodian, FBO: Richard
E. Thigpen IRA#: 444-106875                      2,513                2,513                      -                -

DeRoy C. Thomas,                                81,540               28,299                 53,241                *

William J. Tierney & Mary E.
Tierney                                         30,436                5,804                 24,632                *

Robert J. Timmermann                            10,041               10,041                      -                -

Robert J. Timmermann Revocable
Trust, Robert J. Timmerman,
Trustee                                          4,775                4,775                      -                -

Peter B. Tinkham & Sandra C.
Tinkham                                         13,514                5,014                  8,500                *

Jason P. Toabe Revocable Trust,
Jason P. & Florence Toabe,
Trustees                                        14,841               14,841                      -                -

Hale and Dorr Capital Management,
Cust., FBO: J. Owen Todd IRA
R/O#: 232090130120 Philip Moree,
Custodian                                       31,902                2,902                 29,000                *

Sargent Management Company,
Custodian, FBO: Richard C.
Townsend, IRA Rollover Attn:
Donald K. Morrison, Trustee                      4,101                2,387                  1,714                *

Trackside Revocable Trust, Carl
D. England, Trustee                             11,542                1,193                 10,349                *

Tredler Living Trust, Peggy
Tredler, Trustee                                 2,387                2,387                      -                -

Sheila Treschak & Ralph Treschak                34,910               15,858                 19,052                *

Carolyn M. Tripodi                               5,831                1,193                  4,638                *

Daniel Tripodi & Sharon Tripodi                 52,923                9,386                 43,537                *

Vasiliki B. Tsaganos                            28,174                2,387                 25,787                *

                                        Shares Beneficially
                                               Owned                Number of              Shares Beneficially Owned
                                          Prior to Offering          Shares                   After Offering (1)
Name of Selling Stockholder               Number of Shares        Being Offered        Number of Shares       Percentage
---------------------------               ----------------        -------------        ----------------       ----------

Deanne J. Tucker                                 9,802                9,802                      -                -

Richard B. Tucker                               14,577               14,577                      -                -

Sylvia Tucker Trust for Deanne
Tucker, u/a dtd 12/23/66 Richard
Tucker, Trustee                                  4,775                4,775                      -                -

David J. Turell, M.D.                            2,960                1,253                  1,707                *

Donna Turell By-pass Trust, David
J. Turell, M.D., Trustee                        12,580                1,253                 11,327                *

Roderick H. Turner, M.D. & Sandra
M. Turner                                       46,592                7,163                 39,429                *

Leonard A. Turowski & Son Funeral
Homes, Inc., Employee Profit
Sharing Trust FBO: Leonard A.
Turowski, Trustee                                1,193                1,193                      -                -

Tweedy Company LLC, Jeffrey
Tweedy, Managing Member c/o Eaton
& Van Winkle                                     5,415                5,415                      -                -

Mellon Bank, NA, as Trustee for
the TXU Retirement Plan Master
Trust Ref. No. TUCF 8748692                  4,069,885            2,062,130              2,007,755              2.8%

Abraham L. Udovitch                              5,014                5,014                      -                -

Giles C. Upshur, III                            60,604               15,845                 44,759                *

Andrea M. Van Cleve Revocable
Trust, Andrea M & Peter D Van
Cleve, Trustees                                  1,193                1,193                      -                -

William M. Van Cleve Trust,
Georgia D. Van Cleve, Successor
Trustee                                         10,322                1,193                  9,129                *

William F. Van Domelen Trust,
William F. Van Domelen, Trustee                 10,942                4,775                  6,167                *

Peter Van Dyke                                  43,877               23,877                 20,000                *

Andrew P. Varney & Jean B. Varney               15,689                2,387                 13,302                *

Jose Luis Vazquez & Manuela Gil                 74,373                7,521                 66,852                *

George L. Vergara & Kathleen C.
Vergara                                          4,775                4,775                      -                -

Stanley Wagner & Renee G.
Rabinowitz                                       9,802                9,802                      -                -

W. Stanley Walch Revocable Trust dtd
12/31/93, W. Stanley Walch,
Trustee                                         72,203                2,507                 69,696                *

Michael L Waldman & Linda Coe                    2,387                2,387                      -                -

                                        Shares Beneficially
                                               Owned                Number of              Shares Beneficially Owned
                                          Prior to Offering          Shares                   After Offering (1)
Name of Selling Stockholder               Number of Shares        Being Offered        Number of Shares       Percentage
---------------------------               ----------------        -------------        ----------------       ----------

Philip S. Walker, Esq.                          31,712                2,387                 29,325                *

National City Bank, Trustee,
Calfee, Halter & Griswold LLP
PST&P FBO: Mark I. Wallach,
#01647583UK7                                     2,513                2,513                      -                -

Tom Warburton                                    2,645                2,645                      -                -

David B. Ware                                   23,184                5,014                 18,170                *

G. Dudley Ware                                  62,858                5,014                 57,844                *

Guilford D. Ware                               125,537               19,592                105,945                *

Phyllis M. Warsaw Living Trust,
Phyllis M. Warsaw, Grantor                       2,387                2,387                      -                -

Stanley W. Warsaw Living Trust,
Stanley W. Warsaw, Trustee                       2,387                2,387                      -                -

Jeffrey S. Wasser, Diane Wasser                  4,775                4,775                      -                -

Robert Starrett Waters Revocable
Trust, Robert Starrett Waters,
Trustee                                         50,275                3,704                 46,571                *

Delaware Charter Guarantee &
Trust Co, Trustee, FBO: Dennis R.
Watts, IRA# 1816365                              2,387                2,387                      -                -

Delaware Charter Guarantee &
Trust Co, Trustee, FBO: Mary E.
Watts, IRA# 1816366                              1,193                1,193                      -                -

Frederick Wedell                                60,975               14,816                 46,159                *

Neil A. Weikart & Barbara A.
Weikart                                          2,961                1,256                  1,705                *

Cathy Loew Weiner                               17,652                2,507                 15,145                *

Earl D. Weiner                                  58,517                9,796                 48,721                *

Delaware Charter Guarantee &
Trust Co, Trustee, FBO: Paul
Weintraub, IRA# 1749168                          4,230                1,256                  2,974                *

Bernard Weisman & Marilyn Weisman               38,602                2,387                 36,215                *

Richard L. Weiss                                20,983               14,816                  6,167                *

Susan S. Weiss                                  20,484                3,704                 16,780                *

Joe Weissbrot & Riva Weissbrot                  11,938               11,938                      -                -

                                        Shares Beneficially
                                               Owned                Number of              Shares Beneficially Owned
                                          Prior to Offering          Shares                   After Offering (1)
Name of Selling Stockholder               Number of Shares        Being Offered        Number of Shares       Percentage
---------------------------               ----------------        -------------        ----------------       ----------

W. Harrison Wellford                             4,775                4,775                      -                -

Robert W. Werth                                  1,193                1,193                      -                -

William A. Werth & Robert A.
Werth                                            4,597                1,193                  3,404                *

Jeanne M. Westcott                              45,040                2,507                 42,533                *

Karel Westerling                                99,951               24,594                 75,357                *

Wetherington, Klein & Hubbart,
P.A., Qualified Deferred
Compensation Trust FBO: Gerald T.
Wetherington                                     4,155                4,155                      -                -

Wells Fargo Bank, N.A., FBO:
Marcia Campbell Rev Trust Agency
94-1347393                                       1,885                1,885                      -                -

Wells Fargo Bank, N.A., Trustee,
FBO: Lloyd P. Johnson
Rev.Trust-Large CA Acct# 12822600                5,026                5,026                      -                -

Wells Fargo Bank, N.A., FBO: Paul
C. Johnson Trust Agency                          1,885                1,885                      -                -

Wells Fargo Bank, N.A., FBO:
Russell Johnson Agency 94-1347393                1,885                1,885                      -                -

Wells Fargo Bank, N.A., FBO:
Kelley Family Rev Trust
94-1347393 94-1347393                            1,885                1,885                      -                -

Wells Fargo Bank, N.A., Agent,
FBO: E Clark Porter Rev Trust -
IMA                                              4,775                4,775                      -                -

Wells Fargo Bank, N.A., Agent,
FBO: E. Clarke Porter Rev Tru                    5,026                5,026                      -                -

Wells Fargo & Company Master
Pension Trust, Wells Fargo Bank
Minnesota N.A., Trustee                        294,630               80,430                214,200                *

WHC America, Inc., Jeffrey
Tweedy, President c/o Eaton & Van
Winkle                                          10,831               10,831                      -                -

Phil B. Whitaker                               113,864                5,014                108,850                *

Pendleton P. White                               5,014                5,014                      -                -

Robert Hunt Whitten &, Laure
Whitten                                          1,193                1,193                      -                -

The H & CB Wiener Revocable
Trust, Dr. Harvey Wiener, Trustee                8,192                8,192                      -                -

Harvey Wiener Revocable Trust,
Harvey Wiener, Trustee                          12,303               12,303                      -                -

                                        Shares Beneficially
                                               Owned                Number of              Shares Beneficially Owned
                                          Prior to Offering          Shares                   After Offering (1)
Name of Selling Stockholder               Number of Shares        Being Offered        Number of Shares       Percentage
---------------------------               ----------------        -------------        ----------------       ----------

David D. Wild                                   39,890                4,775                 35,115                *

Judith E. Wilkerson Revocable
Trust as, Restated u/d/t dated
07/16/97 Judith E. Wilkerson,
Trustee                                          8,388                2,387                  6,001                *

William D. Wilkerson Revocable
Trust as, Restated u/d/t dated
07/16/97 William D. Wilkerson,
Trustee                                          8,388                2,387                  6,001                *

Alan M. Willemsen                              101,484                4,775                 96,709                *

Edward C. Williams III                           1,193                1,193                      -                -

Herbert E. Williams & Robin E.
Williams                                        19,697                4,155                 15,542                *

T. Evan Williams & Bonnie I.
Williams                                        22,929               10,818                 12,111                *

Thomas E. Williams                               2,902                2,902                      -                -

Thomas N. Willis & Rebecca H.
Willis                                           5,590                2,507                  3,083                *

Gary D. Wilson                                  56,723                7,803                 48,920                *

Withington Foundation, Inc.,
William W. Rooke, President                     15,833               15,833                      -                -

Bernard T. Witkin &, Sharon E.
Witkin                                           1,256                1,256                      -                -

Wells Fargo Bank IRA c/f, Leonard
Wolpa (8810-6522)                                5,026                5,026                      -                -

The W. Edward Wood Revocable
Trust, W. Edward Wood, Trustee                  48,351                9,551                 38,800                *

Christine M. Zampell Revocable
Trust, Christine M & James C
Zampell, Co-Trustee                              5,026                5,026                      -                -

James C. Zampell Revocable Trust,
James & Christine Zampell,
Co-Trustees                                      5,026                5,026                      -                -

The Zarrow Families Foundation,
Henry Zarrow, President                          5,415                5,415                      -                -

Zarrow Holding Company, Henry
Zarrow, Chairman                               201,682               70,015                131,667                *

The Anne & Henry Zarrow
Foundation, Henry Zarrow,
President                                       10,831               10,831                      -                -

Jack C. Zarrow Revocable Trust,
Jack C. & Maxine F. Zarrow,
Trustees                                        10,831               10,831                      -                -

                                        Shares Beneficially
                                               Owned                Number of              Shares Beneficially Owned
                                          Prior to Offering          Shares                   After Offering (1)
Name of Selling Stockholder               Number of Shares        Being Offered        Number of Shares       Percentage
---------------------------               ----------------        -------------        ----------------       ----------

Maxine & Jack Zarrow Family
Foundation, Jack Zarrow, Trustee
& President                                     10,831               10,831                      -                -

Maxine F. Zarrow Revocable Trust,
Maxine F. & Jack C. Zarrow,
Co-Trustees                                     10,831               10,831                      -                -

Howard M. Zeppelin,                              2,743                1,256                  1,487                *

Marcia E. Zisselman,                             5,804                5,804                      -                -

Glenview Trust Company, Agent,
Tricia Hafele IMA # 1059                         7,407                7,407                      -                -

Glenview Trust Company, Agent,
Robert H Rueff & Mary Ann Rueff                  5,020                5,020                      -                -

Glenview Trust Company, Agent,
Robert R. Scherer Trust u/a dt
Fund A # 754                                     3,769                3,769                      -                -

Glenview Trust Company, Agent,
William A Zapp IRA #1 T/U/A #                    2,509                2,509                      -                -

Glenview Trust Company, Agent,
Billie F. Hoertz IMA #824                        1,253                1,253                      -                -

Glenview Trust Company, Agent,
Larry L Crain Revocable Living
Trust dtd 5/31/20005 (#871)                      1,253                1,253                      -                -

Glenview Trust Company, Agent,
Deborah L Dawson-Crain Revocable
Living Trust dtd 5/31/20005                      1,253                1,253                      -                -

Philip von Mehren                                1,193                1,193                      -                -

Ann Von Mehren                                   1,253                1,253                      -                -

Peter Von Mehren                                 1,451                1,451                      -                -

George Von Mehren                                1,193                1,193                      -                -

Cheryl Ann Blanchette                            1,193                1,193                      -                -

Joel Bresler                                     3,707                3,707                      -                -

Robert W. Deutsch & Florence K.
Deutsch                                          4,775                4,775                      -                -

Robert C. Direnzo                                2,387                2,387                      -                -

Robert Godwin & Heather Godwin                   5,026                5,026                      -                -

Corinne S. Graber                                4,775                4,775                      -                -

                                        Shares Beneficially
                                               Owned                Number of              Shares Beneficially Owned
                                          Prior to Offering          Shares                    After Offering (1)
Name of Selling Stockholder               Number of Shares        Being Offered        Number of Shares       Percentage
---------------------------               ----------------        -------------        ----------------       ----------

William F. Kennedy M.D.                          4,775                4,775                      -                -

John J. Meindl, Jr. &, Holli
Meindl                                           5,014                5,014                      -                -

David W. Pogue                                   4,775                4,775                      -                -

Wanda Rappaport & Irwin Rappaport                2,704                2,704                      -                -

R.L. Saum Consturction Company,
Retirement Plan - FBO: Robert L.
Saum Robert L. Saum, Trustee                    11,938               11,938                      -                -

Melanie N. Steane                               10,833               10,831                      2                *

Raymond P. Sullivan Living,
Trust, Raymond P. & Margaret B.
Sullivan, Trustees                               9,551                9,551                      -                -

Joanne LaBarbara                                 9,551                9,551                      -                -

Dorsey & Whitney Trust Company,
LLC, Custodian, FBO: Loren R.
Knott                                            1,193                1,193                      -                -

Abdelaziz Bennani Defined Benefit
Pension Plan, Abdelaziz Bennani,
Trustee                                          2,450                2,450                      -                -

Shutts & Bowen, LLP 401(k)
PSP(A), FBO Don A Lynn, Fidelity
Acct# 251043796                                  2,513                2,513                      -                -

D. Stevens McVoy &, Karen Sue
McVoy                                           23,877               23,877                      -                -

DC/IRA#1819056 FBO: Margaret
Huffaker                                         1,193                1,193                      -                -

All other holders or future
transferees, pledgees, donees or
successors of such holders (6)                 119,503(7)           119,503                      -                -
------------------------------------------------------------------------------------------------------------------------

TOTAL SHARES                                44,204,516           10,971,697             33,232,819

(1) We do not know when or in what amounts a selling stockholder may offer shares for sale. The selling stockholders may not sell any or all of the shares registered hereunder. Because the selling stockholders may offer all or some of the shares, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholders. However, for purposes of this table, we have assumed that none of the shares covered by this prospectus supplement will be held by the selling stockholders.

(2) Susan Gribbell is William W. Gribbell's spouse. Mr. Gribbell serves as one of our Executive Vice Presidents.

(3) Linda E. Hoffman is Second Vice President - Wealth Management Financial Advisor at Smith Barney and, as such, may be deemed to be an affiliate of Citigroup Global Markets Inc., a registered broker-dealer. She has informed us that (1) she purchased her shares in the ordinary course of business, and (2) at the time the shares were purchased, she had no agreements, plans or understandings, directly or indirectly, to distribute the shares.

(4) Dennis J. McGillicuddy has been one of our directors since May 2002 and is the Chairman of the Compensation Committee and a member of the Audit Committee. Mr. McGuillicuddy is a limited partner of McGuillicuddy Investments Limited Partnership III. Dennis J. McGillicuddy, Jr. is Mr. McGillicuddy's son.

(5) Barry Silverstein has served as one of our directors since May 2002 and is a member of the Compensation Committee and Audit Committee. Mr. Silverstein is a limited partner in Silverstein Investments Limited Partnership III. Trudy F. Silverstein is Mr. Silverstein's spouse, Edwin Silverstein is Mr. Silverstein's brother and Rina Silverstein is Mr. Silverstein's sister-in-law.

(6) Information about other selling stockholders will be set forth in prospectus supplements, as required.

(7) Assumes that any other selling stockholders, or future transferees, pledgees, donees, or successors of or from such selling stockholders, do not beneficially own any shares of our common stock other than the shares of our common stock to be offered under this prospectus supplement.

                              PLAN OF DISTRIBUTION

      All of the shares of our common stock offered hereby may be sold from time to time by the selling stockholders. The term "selling stockholders" includes donees, pledgees, transferees or other successors-in-interest selling shares received from a selling stockholder as a gift, pledge, partnership distribution or other comparable transfer. The selling stockholders may sell shares of our common stoc in any one or more of the following ways from time to time: (1) through agents; (2) to or through underwriters; (3) through brokers or dealers;
(4) directly by the selling stockholders to purchasers, including through a specific bidding, auction or other process; (5) by an over-the-counter distribution; or (6) a combination of any of these methods of sale. The selling stockholders and any dealers or agents participating in the distribution of our shares of common stock may be deemed to be underwriters, and compensation received by them on resale of our shares of common stock may be deemed to be underwriting discounts and commissions. Additionally, because the selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling stockholders may be subject to the prospectus delivery requirements of the Securities Act.

      Linda E. Hoffman, has identified herself to us as an affiliate of Citigroup Global Markets Inc., a registered broker-dealer. She has informed us that (1) she purchased her shares in the ordinary course of business, and (2) at the time the shares were purchased, she had no agreements, plans or understandings, directly or indirectly, to distribute the shares.

      If a dealer is utilized in the sale of the shares of our common stock in respect of which this prospectus supplement is delivered, the selling stockholders will sell shares of our common stock to the dealer, as principal. The dealer may then resell such shares to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in crosses, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the shares so offered and sold. In addition, the selling stockholders may sell shares of our common stock in ordinary brokerage transactions or in transactions in which a broker solicits purchases.

      The selling stockholders may also resell all or a portion of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act in reliance upon Rule 144 under the Securities Act provided the stockholder meets the criteria and conforms to the requirements of that rule, Section 4(1) of the Securities Act or other applicable exemptions.

      In order to comply with the securities laws of certain states, if applicable, the shares will be sold in such jurisdictions only through registered or licensed broker-dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

      We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

      We have agreed to indemnify the selling stockholders against certain liabilities, including certain liabilities under the Securities Act.

      We have agreed with the selling stockholders to keep the registration statement of which this prospectus supplement and the accompanying prospectus constitute a part effective until the earlier of such time as all of the shares covered by this prospectus supplement and the accompanying prospectus have been disposed of pursuant to and in accordance with the registration statement or April 30, 2008.

      For further information (including additional methods of distribution) in connection with the plan of distribution of the shares of our common stock by the selling stockholders, see also the "Plan of Distribution" in the accompanying prospectus.

                              AVAILABLE INFORMATION

      We file annual, quarterly and current reports, proxy statements and other reports with the SEC. You may inspect a copy of the registration statement and all other reports that we file with the SEC without charge at the SEC's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained after payment of fees prescribed by the SEC from the SEC's Public Reference Room at the SEC's principal office, 100 F Street, N.E., Washington, D.C. 20549.

      You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at www.sec.gov. In addition, you may obtain copies of our SEC filings on our website at www.franklinstreetproperties.com.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      We are incorporating by reference certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus supplement. Information in documents that we file with the SEC after the date of this prospectus supplement will automatically update and supersede information in this prospectus supplement. We incorporate by reference the documents listed below and any future filings we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the sale of all the shares covered by this prospectus supplement.

      o Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the SEC on February 24, 2006;
      o Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, filed with the SEC on May 8, 2006;
      o Our Current Report on Form 8-K, dated February 3, 2006 and filed with the SEC on February 8, 2006;
      o Our Current Report on Form 8-K, dated March 15, 2006 and filed with the SEC on March 16, 2006;
      o Our Current Report on Form 8-K, dated April 30, 2006 and filed with the SEC on May 4, 2006;
      o Our Current Report on Form 8-K, dated May 12, 2006 and filed with the SEC on May 15, 2006;
      o Our Current Report on Form 8-K, dated May 22, 2006 and filed with the SEC on May 22, 2006;
      o The description of our common stock contained in our Form 8-A, filed with the SEC on April 5, 2005; and
      o All of our filings pursuant to the Securities Exchange Act of 1934 on or after the date of the initial filing of the registration statement of which this prospectus supplement is a part and prior to the termination of this offering.

      A statement contained in a document incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, the accompanying prospectus, an additional prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus supplement modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

      You may request, orally or in writing, a free copy of any of the documents incorporated by reference in this prospectus supplement by writing or telephoning us at the following address:

                        Franklin Street Properties Corp.
                         401 Edgewater Place, Suite 200
                               Wakefield, MA 01880
                                 (781) 557-1300
                          Attention: Investor Relations

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus supplement is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement is current only as of its date.


                             ----------------------


                        FRANKLIN STREET PROPERTIES CORP.

                                  Common Stock


                                  May 30, 2006

                        FRANKLIN STREET PROPERTIES CORP.

                                  Common Stock

                                ----------------

      The shares of common stock, $0.0001 par value per share, of Franklin Street Properties Corp., or FSP Corp., covered by this prospectus may be offered and sold from time to time by FSP Corp. or certain selling stockholders of FSP Corp.

      This prospectus describes some of the general terms that may apply to sales of our common stock. We will describe the specific terms of any sale of our common stock, including the offering price of the shares, the names of any selling stockholders and the amounts of any shares of our common stock being offered or sold hereunder, in a supplement to this prospectus. This prospectus may not be used to offer or sell any shares of our common stock unless accompanied by a prospectus supplement.

      Our common stock is listed on the American Stock Exchange (AMEX) and trades under the symbol "FSP."

      We may, and any selling stockholder may, offer and sell shares of our common stock independently or together to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of any shares of our common stock, the applicable prospectus supplement will set forth any commissions or discounts. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of shares of our common stock by any selling stockholders.

      The last sale price of our common stock on the AMEX on May 22, 2006 was $21.00 per share.

      Investing in these securities involves risks. See "Risk Factors" on page 2 of this prospectus, in the documents incorporated by reference herein and in any prospectus supplement.

                                ----------------

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                ----------------


                         Prospectus dated May 23, 2006.

                                TABLE OF CONTENTS

      ABOUT THIS PROSPECTUS....................................................1
      ABOUT FRANKLIN STREET PROPERTIES CORP....................................1
      RISK FACTORS.............................................................2
      SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION.......................2
      AVAILABLE INFORMATION....................................................2
      INCORPORATION OF CERTAIN INFORMATION BY REFERENCE........................3
      DESCRIPTION OF CAPITAL STOCK.............................................3
      USE OF PROCEEDS..........................................................4
      SELLING STOCKHOLDERS.....................................................4
      PLAN OF DISTRIBUTION.....................................................5
      MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS.................7
      LEGAL MATTERS...........................................................18
      EXPERTS.................................................................19

                              About this Prospectus

      This prospectus is part of a "shelf" registration statement that we have filed with the Securities and Exchange Commission, or SEC. Under this shelf registration statement, we or certain selling stockholders may, from time to time, sell our common stock in one or more offerings.

      This prospectus describes the general manner in which our common stock may be offered by this prospectus. We will provide a prospectus supplement that will contain specific information about the terms of an offering. If there is any inconsistency between the information in this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering.

      This prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules to the registration statement, because some parts have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and our common stock being registered hereby, you should refer to the registration statement and the exhibits and schedules filed as part of the registration statement. Statements contained in this prospectus regarding the contents of any agreement, contract or other document referred to are not necessarily complete; reference is made in each instance to the copy of the contract or document filed as an exhibit to the registration statement. Each statement is qualified by reference to the exhibit.


                     About Franklin Street Properties Corp.

      Franklin Street Properties Corp., or FSP Corp., is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust for federal income tax purposes. We believe we have qualified as a real estate investment trust, or REIT, for United States federal income tax purposes since January 2002. We have been a reporting company under the Securities Exchange Act of 1934 since 2001, and our common stock began trading on the American Stock Exchange, or AMEX, on June 2, 2005. We operate in two business segments and have two principal sources of revenue:

            o Real estate operations, including real estate leasing, interim acquisition financing and development and asset/property management, which generate rental income, loan origination fees, and development and management fees, respectively.

            o Investment banking/investment services, which generate brokerage commissions and other fees related to the organization of single-purpose entities that own real estate, which we refer to as sponsored REITs.

      Our principal executive offices are located at 401 Edgewater Place, Suite 200, Wakefield, Massachusetts 01880. The telephone number of our principal executive office is (781) 557-1300. Our website address is www.franklinstreetproperties.com.

      For additional information about FSP Corp. and our business, see "Available Information", below.

      We use the terms "FSP Corp.", the "company", "we", "us" and "our" in this prospectus to refer to the business of Franklin Street Properties Corp. and its subsidiaries unless otherwise noted.

                                  RISK FACTORS

      An investment in our common stock involves significant risks. You should carefully consider the risk factors contained in any prospectus supplement and in our filings with the Securities and Exchange Commission, as well as all of the information contained in this prospectus, any prospectus supplement and the documents incorporated by reference in this prospectus, before you decide to invest in our common stock. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.


               Special Note Regarding Forward-Looking Information

      This prospectus, any prospectus supplement, and the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these forward-looking statements by our use of the words "believes", "anticipates", "plans", "expects", "may", "will", "intends", "estimates" and similar expressions, whether in the negative or affirmative. Although we believe that these forward-looking statements reasonably reflect our plans, intentions and expectations, we cannot guarantee that we actually will achieve these plans, intentions or expectations. Our actual results could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation changes in economic conditions in the markets in which we own properties, changes in the demand by investors for investment in sponsored REITs, risks of a lessening of demand for the types of real estate owned by us, changes in government regulations, and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and, accordingly, you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from the forward-looking statements that we make, including the factors included in the documents we incorporate by reference in this prospectus. You should read these factors and the other cautionary statements made in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in this prospectus, any prospectus supplement and any document incorporated by reference. We caution you that we do not undertake any obligation to update forward-looking statements we make.


                              Available Information

      We file annual, quarterly and current reports, proxy statements and other reports with the SEC. You may inspect a copy of the registration statement and all other reports that we file with the SEC without charge at the SEC's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained after payment of fees prescribed by the SEC from the SEC's Public Reference Room at the SEC's principal office, 100 F Street, N.E., Washington, D.C. 20549.

      You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at www.sec.gov. In addition, you may obtain copies of our SEC filings on our website at www.franklinstreetproperties.com.

                Incorporation of Certain Information by Reference

      We are incorporating by reference certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Information in documents that we file with the SEC after the date of this prospectus will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below and any future filings we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the sale of all the shares covered by this prospectus.

      o Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the SEC on February 24, 2006;
      o Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, filed with the SEC on May 8, 2006;
      o Our Current Report on Form 8-K, dated February 3, 2006 and filed with the SEC on February 8, 2006;
      o Our Current Report on Form 8-K, dated March 15, 2006 and filed with the SEC on March 16, 2006;
      o Our Current Report on Form 8-K, dated April 30, 2006 and filed with the SEC on May 4, 2006;
      o Our Current Report on Form 8-K, dated May 12, 2006 and filed with the SEC on May 15, 2006;
      o Our Current Report on Form 8-K, dated May 22, 2006 and filed with the SEC on May 22, 2006;
      o The description of our common stock contained in our Form 8-A, filed with the SEC on April 5, 2005; and
      o All of our filings pursuant to the Securities Exchange Act of 1934 on or after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the termination of this offering.

      A statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

      You may request, orally or in writing, a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

                        Franklin Street Properties Corp.
                         401 Edgewater Place, Suite 200
                               Wakefield, MA 01880
                                 (781) 557-1300
                          Attention: Investor Relations


                          DESCRIPTION OF CAPITAL STOCK

      Our authorized capital stock consists of 180,000,000 shares of common stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock, par value $0.0001 per share.

      Each outstanding share of our common stock entitles the holder thereof to one vote on all matters submitted to a vote of stockholders. There is no cumulative voting in the election of directors. Holders of shares of our common stock have no conversion, sinking fund or preemptive rights to subscribe for any securities of the Registrant. Shares of our common stock have equal dividend, distribution, liquidation and other rights and have no preference or exchange rights.

      Currently, no shares of our preferred stock are issued or outstanding. Our Board of Directors may authorize from time to time, without further action by our stockholders, the issuance of shares of preferred stock in one or more separately designated classes. The Board may set the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of the shares of each class of our preferred stock.

      In order for us to maintain our qualification as a REIT, among other things, not more than 50% in value of our outstanding shares of common stock may be owned, directly or indirectly, by five or fewer individuals. Our Articles of Incorporation provide that holders of our common stock and preferred stock, collectively, cannot beneficially or constructively own more than 9.8% of the number of shares or value of our outstanding equity securities and that no stockholder will be able to transfer or acquire shares that would result in our outstanding equity shares being beneficially owned by fewer than 100 persons. Our Articles of Incorporation also provide that on an annual basis we will use our best efforts to redeem any shares of our common stock from holders who desire to sell them. The purchase price paid by us will be 90% of the fair market value of the shares purchased, as determined by our Board of Directors in its sole and absolute discretion after consultation with an adviser selected by our Board. We have no obligation to redeem shares of our common stock during any period that our common stock is listed for trading on a national securities exchange.

      The above is a summary and does not purport to be complete and is qualified by our Articles of Incorporation, which were filed as an exhibit to our Form 8-A, filed with the SEC on April 5, 2005, and our Bylaws, which were filed as an exhibit to our Current Report on Form 8-K, filed with the SEC on May 15, 2006.

                                 USE OF PROCEEDS

      Unless otherwise indicated in the applicable prospectus supplement or other offering material, we anticipate that we will use the net proceeds from the sale of our common stock by us for general corporate purposes. Unless otherwise set forth in a prospectus supplement, to the extent any shares of our common stock registered under this registration statement are for the account of selling stockholders, we will not receive any of the proceeds of the sale of such shares by such stockholders.


                              SELLING STOCKHOLDERS

      We may register shares of our common stock covered by this prospectus for re-offers and resales by any selling stockholders to be named in a prospectus supplement. Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act of 1933, we may add secondary sales of shares of our common stock by any selling stockholders by filing a prospectus supplement with the SEC. We may register these shares to permit selling stockholders to resell their shares when they deem appropriate. A selling stockholder may resell all, a portion or none of its shares at any time and from time to time. Selling stockholders may also sell, transfer or otherwise dispose of some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the selling stockholders may offer shares for sale under this prospectus and any prospectus supplement. We may pay all expenses incurred with respect to the registration of the shares of our common stock owned by the selling stockholders, other than underwriting fees, discounts or commissions, which will be borne by the selling stockholders. A prospectus supplement for any selling stockholders will name the selling stockholder, the amount of shares to be registered and sold and any other terms of the shares of our common stock being sold by such selling stockholder.

                              PLAN OF DISTRIBUTION

      We may sell shares of our common stock, and any selling stockholder may sell shares of our common stock, in any one or more of the following ways from time to time: (1) through agents; (2) to or through underwriters; (3) through brokers or dealers; (4) directly by us or any selling stockholders to purchasers, including through a specific bidding, auction or other process; (5) by an over-the-counter distribution in accordance with the rules of the Nasdaq National Market; or (6) through a combination of any of these methods of sale. To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The applicable prospectus supplement will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of our common stock underwritten or purchased by them, the initial public offering price of our common stock, and the applicable agent's commission, dealer's purchase price or underwriter's discount. Any selling stockholders, dealers and agents participating in the distribution of our common stock may be deemed to be underwriters, and compensation received by them on resale of our common stock may be deemed to be underwriting discounts and commissions. Additionally, because selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, selling stockholders may be subject to the prospectus delivery requirements of the Securities Act.

      Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

      Shares of our common stock may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

      Offers to purchase shares of our common stock may be solicited directly by us or any selling stockholder or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the shares of our common stock so offered and sold.

      If underwriters are utilized in the sale of any shares of our common stock in respect of which this prospectus is being delivered, such shares of our common stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Shares of our common stock may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of shares of our common stock, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all such shares of our common stock if any are purchased.

      If a dealer is utilized in the sale of shares of our common stock in respect of which this prospectus is delivered, we will sell such shares of our common stock, and any selling stockholder will sell shares of our common stock, to the dealer, as principal. The dealer may then resell such shares of our common stock to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in crosses, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the shares of our common stock so offered and sold. In addition, any selling stockholder may sell shares of our common stock in ordinary brokerage transactions or in transactions in which a broker solicits purchases.

      Offers to purchase shares of our common stock may be solicited directly by us or any selling stockholder and the sale thereof may be made by us or any selling stockholder directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

      Any selling stockholders may also resell all or a portion of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act in reliance upon Rule 144 under the Securities Act provided they meet the criteria and conform to the requirements of that rule, Section 4(1) of the Securities Act or other applicable exemptions, regardless of whether the shares of our common stock are covered by the registration statement of which this prospectus forms a part.

      If so indicated in the applicable prospectus supplement, we or any selling stockholder may authorize agents and underwriters to solicit offers by certain institutions to purchase shares of our common stock from us or any selling stockholder at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement.

      Agents, underwriters and dealers may be entitled under relevant agreements with us or any selling stockholder to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement. We may pay all expenses incurred with respect to the registration of the shares of our common stock owned by any selling stockholders, other than underwriting fees, discounts or commissions, which will be borne by the selling stockholders.

      We or any selling stockholder may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those transactions, that third parties may sell shares of our common stock covered by this prospectus and the applicable prospectus supplement, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into or exchangeable for or represents beneficial interests in such shares of our common stock, or the return of which is derived in whole or in part from the value of such shares of our common stock. If so, the third party may use securities received under those sale, forward sale or derivative arrangements or shares of our common stock pledged by us or any selling stockholder or borrowed from us, any selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use shares of our common stock received from us or any selling stockholder in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

      Additionally, any selling stockholder may engage in hedging transactions with broker-dealers in connection with distributions of shares or otherwise. In those transactions, broker-dealers may engage in short sales of shares in the course of hedging the positions they assume with such selling stockholder. Any selling stockholder also may sell shares short and redeliver shares to close out such short positions. Any selling stockholder may also enter into option or other transactions with broker-dealers which require the delivery of shares to the broker-dealer. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. Any selling stockholder also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the shares so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those shares to investors in our common stock or the selling stockholder's shares of our common stock or in connection with the offering of other shares of our common stock not covered by this prospectus.

      Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us or any selling stockholder. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. In effecting sales, broker-dealers engaged by us or any selling stockholder may arrange for other broker-dealers to participate in the resales.

      Agents, underwriters and dealers may engage in transactions with, or perform services for us or any selling stockholder and our respective subsidiaries in the ordinary course of business.

      Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying shares of our common stock so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the shares of our common stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the shares of our common stock originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the shares of our common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the American Stock Exchange, in the over-the-counter market or otherwise.

      The place and time of delivery for shares of our common stock will be set forth in the accompanying prospectus supplement for such shares of our common stock.

            MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

      The following is a general summary of the material United States federal income tax considerations associated with the ownership and disposition of our common stock. The following summary is not exhaustive of all possible tax considerations. Moreover, the summary contained herein does not address all aspects of taxation that may be relevant to particular stockholders in light of their personal tax circumstances, or to certain types of stockholders subject to special treatment under federal income tax laws, including insurance companies, tax-exempt organizations (except to the extent discussed below under the heading "Taxation of Tax-Exempt Stockholders"), financial institutions, broker-dealers, and foreign corporations and persons who are not citizens or residents of the United States (except to the extent discussed below under the heading "Taxation of Non-U.S. Stockholders").

      We have elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended, which we refer to as the tax code. Generally, a company that meets the eligibility requirements for treatment as a real estate investment trust and that elects to be so treated is not subject to federal income tax on the income it distributes to its stockholders. We believe that we are organized and have operated in a manner so as to meet these eligibility requirements; however, there can be no assurance that we have qualified or will remain qualified as a REIT. Our counsel, Wilmer Cutler Pickering Hale and Dorr LLP, has rendered its opinion, based upon various assumptions specified therein and upon our representations, that we have been organized and operated in conformity with the requirements for qualification as a real estate investment trust for each taxable year beginning with our taxable year ending December 31, 2002 and that our current organization and method of operation will enable us to continue to meet the requirements for qualification and taxation as a real estate investment trust. Qualification as a REIT, however, depends upon our ability to meet, through actual annual (or in some cases quarterly) operating results, requirements (discussed in greater detail below) relating to, among other things, the sources of our income, the nature of our assets, the level of our distributions and the diversity of our share ownership. Wilmer Cutler Pickering Hale and Dorr LLP has not reviewed and will not review these results on an independent or ongoing basis. Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, there can be no assurance that our actual operating results will satisfy the requirements for taxation as a REIT under the tax code for any particular taxable year.

      The statements in this summary are, and the opinion of Wilmer Cutler Pickering Hale and Dorr LLP is, based on the provisions of the tax code, applicable United States Treasury regulations promulgated thereunder, and judicial and administrative decisions and rulings all as in effect on the date rendered. Neither the statements below nor the opinion is binding on the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will not take a contrary view. No ruling from the Internal Revenue Service has been or will be sought. Future legislative, judicial or administrative changes or interpretations could alter or modify the statements and conclusions set forth herein, possibly adversely.

      EACH STOCKHOLDER IS URGED TO CONSULT HIS, HER, OR ITS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO THE STOCKHOLDER OF THE OWNERSHIP AND DISPOSITION OF STOCK IN AN ENTITY ELECTING TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST, INCLUDING FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES, AS WELL AS POTENTIAL CHANGES IN THE APPLICABLE TAX LAWS.


Tax Consequences of REIT Election

      Introduction. We have elected under Section 856 of the tax code to be taxed as a real estate investment trust. Subject to the risks described above, we intend to continue to be taxed as a REIT.

Taxation of FSP Corp.

      General. If we continue to qualify as a real estate investment trust, we generally will not be subject to federal corporate income taxes on our net income to the extent that the income is currently distributed to our stockholders. The benefit of this tax treatment is that it substantially eliminates the "double taxation" resulting from the taxation at both the corporate and stockholder levels that generally results from owning stock in a corporation. Accordingly, our income generally will be subject to taxation solely at the stockholder level upon a distribution by us. We will, however, be required to pay certain federal income taxes, including in the following circumstances:

      o We will be subject to federal income tax at regular corporate rates on taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which such income is earned.
      o We will be subject to the "alternative minimum tax" with respect to our undistributed alternative minimum taxable income.
      o We will be subject to a 100% tax on net income from certain sales or other dispositions of property that we hold primarily for sale to customers in the ordinary course of business, also known as "prohibited transactions".
      o If we fail to satisfy the 75% gross income test or the 95% gross income test, both described below, but nevertheless qualify as a real estate investment trust, we will be subject to a 100% tax on an amount equal to (i) the gross income attributable to the greater of the amount by which we fail the 75% or 95% gross income test multiplied by (ii) a fraction intended to reflect our profitability.
      o If we fail to satisfy the securities asset test, described below, and such failure exceeds a de minimis threshold, then we must dispose of the non-qualifying securities and we will be subject to a tax equal to the greater of $50,000 and the highest corporate tax rate multiplied by the income generated by the non-qualifying securities for the period beginning with the first date of the failure and ending on the date that we disposed of the securities.
      o If we fail to distribute during the calendar year at least the sum of (i) 85% of our real estate investment trust ordinary income for such year, (ii) 95% of our real estate investment trust capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, we will pay a 4% excise tax on the excess of such required distribution over the amount actually distributed to our stockholders.

      o We may elect to retain and pay income tax on some or all of our long-term capital gain, as described below.
      o We may be subject to a 100% excise tax on transactions with any of our taxable REIT subsidiaries that are not conducted on an arm's-length basis.
      o If we fail to satisfy one or more of the other requirements for real estate investment trust qualification for reasonable cause and not due to willful neglect, then in order to avoid disqualification as a real estate investment trust, we would be required to pay a penalty of $50,000 for each such failure.

        Requirements for Qualification as a Real Estate Investment Trust

      Introduction. In order to qualify as a real estate investment trust for federal income tax purposes a REIT must elect (or have elected, and have not revoked its election) to be treated as a REIT and must satisfy certain statutory tests relating to, among other things, (i) the sources of its income, (ii) the nature of its assets, (iii) the amount of its distributions, and (iv) the ownership of its stock. We have elected to be treated as a REIT and have endeavored, and we will continue to endeavor, to satisfy the tests for REIT qualification.

      A real estate investment trust may own a "qualified REIT subsidiary." A qualified REIT subsidiary is a corporation, all of the capital stock of which is owned by a real estate investment trust, and for which subsidiary no election has been made to treat it as a "taxable REIT subsidiary" (as discussed below). A corporation that is a qualified REIT subsidiary is not treated as a corporation separate from its parent real estate investment trust for federal income tax purposes. All assets, liabilities, and items of income, deduction, and credit of a qualified REIT subsidiary are treated as the assets, liabilities, and items of income, deduction and credit of the parent real estate investment trust. Thus, in applying the requirements described herein, any qualified REIT subsidiary of ours will be ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiary will be treated as our assets, liabilities, and items of income deduction and credit.

      In the event that we become a partner in a partnership, we will be deemed to own a proportionate share (based upon our share of the capital of the partnership) of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the assets and income of the partnership so attributed to us will retain their same character as in the hands of the partnership for purposes of determining whether we satisfy the income and asset tests described below.

      A real estate investment trust may own up to 100% of the stock of one or more taxable REIT subsidiaries. A taxable REIT subsidiary may earn income that would not be qualifying income, as described below, if earned directly by the parent real estate investment trust. Both the subsidiary and the parent real estate investment trust must jointly elect to treat the subsidiary as a taxable REIT subsidiary. Overall, not more than 20% of the value of a REIT's assets may consist of securities of one or more taxable REIT subsidiaries. A taxable REIT subsidiary will pay tax at regular corporate rates on any income that it earns. There is a 100% excise tax imposed on certain transactions involving a taxable REIT subsidiary and its parent real estate investment trust that are not conducted on an arm's-length basis. An election has been made to treat FSP Investments LLC, a wholly owned subsidiary of ours, as a taxable REIT subsidiary. FSP Investments LLC pays corporate income tax on its taxable income and its after-tax net income will be available for distribution to us, generally as a dividend.

      Income Tests - General. We must satisfy annually two tests regarding the sources of our gross income in order to maintain our real estate investment trust status. First, at least 75% of our gross income, excluding gross income from certain "dealer" sales, for each taxable year generally must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or temporary investment income, also known as the "75% gross income test". Qualifying income for purposes of the 75% gross income test generally includes:

      o     "rents from real property" (as described below);

      o interest from debt secured by mortgages on real property or on interests in real property;
      o dividends or other distributions on, and gain from the sale of, shares in other real estate investment trusts;
      o gain from the sale or other disposition of real property or mortgages on real property;
      o amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received as consideration for entering into agreements to make loans secured by mortgages on real property or on interests in real property or agreements to purchase or lease real property; and
      o certain investment income attributable to temporary investment of capital that we raise.

      Second, at least 95% of our gross income, excluding gross income from certain "dealer" sales, for each taxable year generally must consist of income that is qualifying income for purposes of the 75% gross income test, as well as dividends, other types of interest, and gain from the sale or disposition of stock or securities, also known as the "95% gross income test."

      Income Tests - Rents from Real Property. Rent that we receive from real property that we own and lease to tenants will qualify as "rents from real property" if the following conditions are satisfied:

      o First, the rent must not be based, in whole or in part, on the income or profits of any person. An amount will not fail to qualify as rent from real property solely by reason of its being based on a fixed percentage (or percentages) of sales or receipts.
      o Second, neither we nor any direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% (by vote or value) or more of the tenant from which we collect the rent.
      o     Third, all of the rent received under a lease will not qualify as rents from real property unless the rent attributable to the personal property leased in connection with the real property constitutes no more than 15% of the total rent received under the lease.
      o Finally, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an "independent contractor" who is adequately compensated and from whom we do not derive revenue. We may provide services directly, however, if the services are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered rendered "primarily for the occupant's convenience." In addition, we may render, other than through an independent contractor, a de minimis amount of "non-customary" services to the tenants of a property as long as our income from such services does not exceed 1% of our gross income from the property.

      Although no assurances can be given that either of the gross income tests will be satisfied in any given year, we anticipate that our operations will allow us to meet both the 75% gross income test and the 95% gross income test. Such belief is premised in large part on our expectation that substantially all of the amounts that we receive with respect to our properties will qualify as "rents from real property." Stockholders should be aware, however, that there are a variety of circumstances, as described above, in which rent received from a tenant will not be treated as rents from real property.

      Income Tests - Failure to Satisfy Gross Income Tests. If we fail to satisfy either or both of the 75% or 95% gross income tests for taxable years beginning before October 22, 2004, we could nevertheless qualify as a real estate investment trust for that year if we are eligible for relief under certain provisions of the federal income tax laws. Those relief provisions generally will be available if:

      o Our failure to meet the gross income test was due to reasonable cause and not due to willful neglect;
      o We attach a schedule of the sources of our income to our federal income tax return; and
      o Any incorrect information on the schedule is not due to fraud with intent to evade tax.

      Pursuant to the American Jobs Creation Act of 2004, or the 2004 Tax Act, if we fail to satisfy either or both of the 75% or 95% gross income tests for any taxable year beginning after October 22, 2004, the relief provisions generally will be available if:

      o Following our identification of the failure to meet the gross income test for any taxable year, a description of each item of our gross income included in the 75% and 95% gross income tests is set forth in a schedule for such taxable year filed in accordance with regulations to be prescribed by the Treasury Secretary; and
      o Our failure to meet the gross income test was due to reasonable cause and not due to willful neglect.

      It is not possible to state whether we would be entitled to the benefit of the above relief provisions in a particular circumstance that might arise in the future. Furthermore, as discussed above under "Taxation of FSP Corp. - General," even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by a fraction that reflects our profitability.

      Asset Tests. We also must satisfy the following four tests relating to the nature of our assets at the close of each quarter of our taxable year.

      o First, at least 75% of the value of our total assets must consist of cash or cash items (including receivables), government securities, "real estate assets," or qualifying temporary investments, also known as the "75% asset test";
      o Second, no more than 25% of the value of our total assets may be represented by securities other than those that are qualifying assets for purposes of the 75% asset test or of certain entities that qualify as taxable REIT subsidiaries, also known as the "25% asset test";
      o Third, of the investments included in the 25% asset test, the value of any one issuer's securities that we own may not exceed 5% of the value of our total assets, and we may not own 10% or more of the total combined voting power or 10% or more of the total value of the securities of any issuer, unless we and such issuer make an election to treat the issuer as a taxable REIT subsidiary or the issuer is a "disregarded entity" for federal income tax purposes or is itself a REIT (the "securities asset test"); and
      o Fourth, while we may own up to 100% of the stock of a corporation that elects to be treated as a taxable REIT subsidiary for federal income tax purposes, the total value of our stock ownership in one or more taxable REIT subsidiaries may not exceed 20% of the value of our gross assets.

      We intend to operate so that we will not acquire any assets that would cause us to violate any of the asset tests. If, however, we should fail to satisfy any of the asset tests at the end of a calendar quarter, we would not lose our real estate investment trust status if (1) we satisfied the asset tests at the end of the close of the preceding calendar quarter, and (2) the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more nonqualifying assets. If we did not satisfy the condition described in clause (2) of the preceding sentence, we could still avoid disqualification as a real estate investment trust by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.

      Pursuant to the 2004 Tax Act, for taxable years beginning after October 22, 2004, we may also be able to avoid disqualification as a real estate investment trust as a result of a failure of the securities asset test if:

      o Such failure is due to the ownership of assets the total value of which does not exceed the lesser of $10 million and 1% of the total value of our assets at the end of the quarter, which is referred to as the de minimis threshold, and we dispose of the assets in order to satisfy the securities asset test within six months after the last day of the quarter in which we identified the failure or such other time period prescribed by the Treasury Secretary and in the manner prescribed by the Treasury Secretary; or

      o In the case of a failure that involves the ownership of assets the total value of which exceeds the de minimis threshold, (1) we prepare a schedule that sets forth each asset that causes us to fail the securities asset test and file such schedule in accordance with regulations to be prescribed by the Treasury Secretary, (2) the failure to satisfy the securities asset test is due to reasonable cause and is not due to willful neglect, and (3) we pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying asset for the period beginning on the first date of the failure and ending on the date that we disposed of the asset.

      Distribution Requirements. Each taxable year, we must distribute dividends to our stockholders in an amount at least equal to:

      o 90% of our "real estate investment trust taxable income," computed without regard to the dividends paid deduction and our net capital gain or loss; and
      o     Certain items of noncash income.

      We must make such distributions in the taxable year to which they relate, or in the following taxable year if we declare the distribution before we timely file our federal income tax return for such year and pay the distribution on or before the first regular distribution date after such declaration. Further, if we fail to meet the 90% distribution requirement as a result of an adjustment to our tax returns by the Internal Revenue Service, we may, if the deficiency is not due to fraud with intent to evade tax or a willful failure to file a timely tax return, and if certain other conditions are met, retroactively cure the failure by paying a deficiency dividend (plus interest) to our stockholders.

      We will be subject to federal income tax on our taxable income, including net capital gain that we do not distribute to our stockholders. Furthermore, if we fail to distribute during a calendar year, or, in the case of distributions with declaration and record dates falling within the last three months of the calendar year, by the end of the January following such calendar year, at least the sum of:

      o 85% of our real estate investment trust ordinary income for such year;
      o 95% of our real estate investment trust capital gain income for such year; and
      o     Any of our undistributed taxable income from prior periods,

we will be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amount actually distributed. If we elect to retain and pay income tax on the net capital gain that we receive in a taxable year, we will be deemed to have distributed any such amount for the purposes of the 4% excise tax described in the preceding sentence.

      We intend to make distributions to holders of our common stock in a manner that will allow us to satisfy the distribution requirements described above. It is possible that, from time to time, our pre-distribution taxable income may exceed our cash flow and that we may have difficulty satisfying the distribution requirements. We intend to monitor closely the relationship between our pre-distribution taxable income and our cash flow and intend to borrow funds or liquidate assets in order to overcome any cash flow shortfalls if necessary to satisfy the distribution requirements imposed by the tax code. It is possible, although unlikely, that we may decide to terminate our real estate investment trust status as a result of any such cash shortfall. Such a termination would have adverse tax consequences to our stockholders. See "Taxation of FSP Corp. - General."

      Recordkeeping Requirements. We must maintain records of information specified in applicable Treasury Regulations in order to maintain our qualification as a real estate investment trust. In addition, in order to avoid monetary penalties, we must request on an annual basis certain information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these recordkeeping requirements.

      Ownership Requirements. For us to qualify as a real estate investment trust, shares of our stock must be held by a minimum of 100 persons for at least 335 days in each taxable year. Further, at no time during the second half of any taxable year may more than 50% of our shares be owned, actually or constructively, by five or fewer "individuals" (which term is defined for this purpose to include certain tax-exempt entities including pension trusts). Our common stock will be held by 100 or more persons. We intend to continue to comply with these ownership requirements. Also, our charter contains ownership and transfer restrictions designed to prevent violation of these requirements.

      Failure to Qualify. If we fail to satisfy all of the above requirements for any taxable year beginning before October 22, 2004 and no relief provisions in effect for such years applied, then we would fail to qualify as a real estate investment trust. If we failed to satisfy all of the above requirements for any taxable year beginning after October 22, 2004 and no relief provisions in effect for such years applied, then we could nevertheless qualify as a real estate investment trust if:

      o Such failures are due to reasonable cause and not due to willful neglect, and
      o We pay (in the manner prescribed by the Treasury Secretary in regulations) a penalty of $50,000 for each such failure.

      It is not possible to state whether we would be entitled to the benefit of the relief provisions in a particular circumstance. If such relief is not available, we would fail to qualify as a real estate investment trust.

      If we do fail to qualify as a real estate investment trust in any taxable year, we would be subject to federal income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we did not qualify as a real estate investment trust, we would not be able to deduct amounts paid out to our stockholders. We would not be required to distribute any amounts to our stockholders in such taxable year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to stockholders would be characterized as dividends and would be taxable as ordinary income. Non-corporate stockholders, however, could qualify for a lower maximum tax rate on such dividends in most circumstances. Moreover, subject to certain limitations under the tax code, corporate stockholders might be eligible for the dividends received deduction. Unless we qualified for relief under specific statutory provisions, we would be disqualified from taxation as a real estate investment trust for the four taxable years following the year in which we ceased to qualify as a real estate investment trust. We cannot predict whether we would qualify for such statutory relief in a particular circumstance that might arise in the future.

Taxation of Taxable U.S. Stockholders

      As used herein, the term "taxable U.S. stockholder" means a stockholder that, for United States federal income tax purposes, is:

      o     A citizen or resident of the United States;
      o A corporation, partnership, or other entity created or organized in or under the laws of the United States or any state or political subdivision thereof;
      o An estate the income of which is includible in gross income for United States federal income tax purposes regardless of such estate's connection with the conduct of a trade or business within the United States; or
      o Any trust with respect to which (1) a United States court is able to exercise primary supervision over the administration of such trust, and (2) one or more United States persons have the authority to control all substantial decisions of the trust.

      For any taxable year in which we qualify as a real estate investment trust, amounts distributed to taxable U.S. stockholders will be taxed as follows.

      Distributions Generally. Distributions made to our taxable U.S. stockholders out of current or accumulated earnings and profits (and not designated as a capital gain dividend) will be taken into account by such stockholder as ordinary income and will not, in the case of a corporate taxable U.S. stockholder, be eligible for the dividends received deduction. In addition, such dividends will not qualify for the lower maximum tax rate applicable to dividends received by non-corporate taxpayers except to the extent that they were attributable to income previously taxed to us. To the extent that we make a distribution with respect to our common stock that is in excess of our current or accumulated earnings and profits, the distribution will be treated by a taxable U.S. stockholder first as a tax-free return of capital, reducing the taxable U.S. stockholder's tax basis in our common stock, and any portion of the distribution in excess of the stockholder's tax basis in our common stock will then be treated as gain from the sale of such stock. Dividends that we declare in October, November, or December of any year payable to a taxable U.S. stockholder of record on a specified date in any such month shall be treated as both paid by us and received by stockholders on December 31 of such year, provided that the dividend is actually paid by us during January of the following calendar year. Taxable U.S. stockholders may not include on their federal income tax returns any of our tax losses.

      Capital Gain Dividends. Dividends to taxable U.S. stockholders that properly are designated by us as capital gain dividends will be treated by such stockholders as long-term capital gain, to the extent that such dividends do not exceed our actual net capital gain, without regard to the period for which the taxable U.S. stockholders have held our common stock. Taxable U.S. stockholders that are corporations may be required, however, to treat up to 20% of particular capital gain dividends as ordinary income. Capital gain dividends, like regular dividends from a real estate investment trust, are not eligible for the dividends received deduction for corporations.

      For taxable U.S. stockholders who are taxable at the rates applicable to individuals, we will classify portions of any capital gain dividend as either
(1) a "regular" capital gain dividend taxable to the taxable U.S. stockholder at a maximum rate of 15% (subject to applicable sunset provisions) or (2) an "unrecaptured Section 1250 gain" dividend taxable to the taxable U.S. stockholder at a maximum rate of 25%.

      Retained Capital Gains. We may elect to retain, rather than distribute, our net long-term capital gain received during the tax year. If we so elect, we will be required to pay tax on the retained amounts. To the extent designated in a notice to the taxable U.S. stockholders, the taxable U.S. stockholders will be required to include their proportionate shares of the undistributed net long-term capital gain so designated in their income for the tax year, but will be permitted a credit or refund, as the case may be, for their respective shares of any tax paid on such gains by us. In addition, each taxable U.S. stockholder will be entitled to increase the tax basis in his or her shares of our common stock by an amount equal to the amount of net long-term capital gain the taxable U.S. stockholder was required to include in income, reduced by the amount of any tax paid by us for which the taxable U.S. stockholder was entitled to receive a credit or refund.

      Passive Activity Loss and Investment Interest Limitations. Distributions, including deemed distributions of undistributed net long-term capital gain, from us and gain from the disposition of our common stock will not be treated as passive activity income, and therefore taxable U.S. stockholders will not be able to apply any passive activity losses against such income. Distributions from us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of the investment income limitation on deductibility of investment interest. However, dividends attributable to income that was subject to tax at our level as well as net capital gain from the disposition of our common stock or capital gain dividends, including deemed distributions of undistributed net long-term capital gains, generally will be excluded from investment income.

      Sale of FSP Common Stock. Upon the sale of our common stock, a taxable U.S. stockholder generally will recognize gain or loss equal to the difference between the amount realized on such sale and the holder's tax basis in the stock sold. To the extent that our common stock is held as a capital asset by the taxable U.S. stockholder, the gain or loss will be a long-term capital gain or loss if the stock has been held for more than a year, and will be a short-term capital gain or loss if the stock has been held for a shorter period. In general, however, any loss upon a sale of our common stock by a taxable U.S. stockholder who has held such stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent that distributions from us were required to be treated as long-term capital gain by that holder.

Taxation of Tax-Exempt Stockholders

      Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, collectively known as "exempt organizations", generally are exempt from federal income taxation. Exempt organizations are subject to tax, however, on their unrelated business taxable income, or "UBTI." UBTI is defined as the gross income derived by an exempt organization from an unrelated trade or business, less the deductions directly connected with that trade or business, subject to certain exceptions. While many investments in real estate generate UBTI, the Internal Revenue Service has issued a ruling that dividend distributions from a real estate investment trust to an exempt employee pension trust do not constitute UBTI, provided that the shares of the real estate investment trust are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling, amounts distributed to exempt organizations generally should not constitute UBTI. However, if an exempt organization finances its acquisition of our common stock with debt, a portion of its income from us will constitute UBTI pursuant to the "debt-financed property" rules.

      In addition, in certain circumstances, a pension trust that owns more than 10% of our stock will be required to treat a percentage of the dividends paid by us as UBTI based upon the percentage of our income that would constitute UBTI to the stockholder if received directly by it. This rule applies to a pension trust holding more than 10% (by value) of our common stock only if (1) the percentage of income from us that is UBTI (determined as if we were a pension trust) is at least 5% and (2) we are treated as a "pension-held REIT." We do not expect to receive significant amounts of income that would be considered UBTI if received directly by a pension trust and do not expect to qualify as a "pension-held REIT."

Taxation of Non-U.S. Stockholders

      General. The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts and certain other foreign stockholders, collectively known as "non-U.S. stockholders", are complex and no attempt is made herein to provide more than a general summary of such rules. This discussion does not consider the tax rules applicable to all non-U.S. stockholders and, in particular, does not consider the special rules applicable to U.S. branches of foreign banks or insurance companies or certain intermediaries. NON-U.S. STOCKHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS WITH REGARD TO THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING ANY REPORTING AND WITHHOLDING REQUIREMENTS.

      Ordinary Dividends - General. Distributions to non-U.S. stockholders that are not attributable to gain from sales or exchanges by us of United States real property interests and are not designated by us as capital gain dividends (or deemed distributions of retained capital gains) will be treated as ordinary dividends to the extent that they are made out of our current or accumulated earnings and profits. Any portion of a distribution in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. stockholder to the extent that such distribution does not exceed the adjusted basis of the stockholder in our common stock, but rather will reduce the adjusted basis of such stock. To the extent that the portion of the distribution in excess of current and accumulated earnings and profits exceeds the adjusted basis of a non-U.S. stockholder for our common stock, such excess generally will be treated as gain from the sale or disposition of the stock and will be taxed as described below.

      Ordinary Dividends - Withholding. Dividends paid to non-U.S. stockholders may be subject to U.S. withholding tax. If an income tax treaty does not apply and the non-U.S. stockholder's investment in our common stock is not effectively connected with a trade or business conducted by the non-U.S. stockholder in the

United States (or if a tax treaty does apply and the investment in our common stock is not attributable to a United States permanent establishment maintained by the non-U.S. stockholder), ordinary dividends (i.e., distributions out of current and accumulated earnings and profits) will be subject to a U.S. withholding tax at a 30% rate, or, if an income tax treaty applies, at a lower treaty rate. Because we generally cannot determine at the time that a distribution is made whether or not such a distribution will be in excess of earnings and profits, we intend to withhold on the gross amount of each distribution at the 30% rate (or lower treaty rate) (other than distributions subject to the 35% FIRPTA withholding rules described below). To receive a reduced treaty rate, a non-U.S. stockholder must furnish us or our paying agent with a duly completed Form W-8BEN (or authorized substitute form) certifying such holder's qualification for the reduced rate. Generally, a non-U.S. stockholder will be entitled to a refund from the Internal Revenue Service to the extent the amount withheld by us from a distribution exceeds the amount of United States tax owed by such stockholder.

      In the case of a non-U.S. stockholder that is a partnership or a trust, the withholding rules for a distribution to such a partnership or trust will be dependent on numerous factors, including (1) the classification of the type of partnership or trust, (2) the status of the partner or beneficiary, and (3) the activities of the partnership or trust. Non-U.S. stockholders that are partnerships or trusts are urged to consult their tax advisors regarding the withholding rules applicable to them based on their particular circumstances.

      If an income tax treaty does not apply, ordinary dividends that are effectively connected with the conduct of a trade or business within the U.S. by a non-U.S. stockholder (and, if a tax treaty applies, ordinary dividends that are attributable to a United States permanent establishment maintained by the non-U.S. stockholder) are exempt from U.S. withholding tax. In order to claim such exemption, a non-U.S. stockholder must provide us or our paying agent with a duly completed Form 4224 or Form W-8ECI (or authorized substitute form) certifying such holder's exemption. However, ordinary dividends exempt from U.S. withholding tax because they are effectively connected or are attributable to a United States permanent establishment maintained by the non-U.S. stockholder generally are subject to U.S. federal income tax on a net income basis at regular graduated rates. In the case of non-U.S. stockholders that are corporations, any effectively connected ordinary dividends or ordinary dividends attributable to a United States permanent establishment maintained by the non-U.S. stockholder may, in certain circumstances, be subject to branch profits tax at a 30% rate, or at such lower rate as may be provided in an applicable income tax treaty.

      Capital Gain Dividends - General. For any year in which we qualify as a real estate investment trust, distributions that are attributable to gain from sales or exchanges by us of United States real property interests will be taxed to a non-U.S. stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, also known as "FIRPTA". Under FIRPTA, except as described below, distributions attributable to gain from sales of United States real property are taxed to a non-U.S. stockholder as if such gain were effectively connected with a United States trade or business. Non-U.S. stockholders thus would be taxed at the regular capital gain rates applicable to taxable U.S. stockholders (subject to the applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax in the hands of a corporate non-U.S. stockholder not otherwise entitled to treaty relief or exemption.

      Pursuant to the 2004 Tax Act, for taxable years beginning after October 22, 2004, a distribution attributable to gain from sales of United States real property is not treated as effectively connected with a United States trade or business provided that (1) the distribution is received with respect to stock that is publicly traded on an established securities market in the United States and (2) the non-U.S. stockholder does not own more than five percent of the stock at any time during the taxable year in which the distribution is received. If these requirements are satisfied, the distribution is treated in the manner described above for ordinary dividends rather than being treated as a capital gain dividend, and the distribution is not subject to the branch profits tax.

      Capital Gain Dividends - Withholding. Under FIRPTA, we are required to withhold 35% (or a lower rate set forth in the regulations) of any distribution to a non-U.S. stockholder that is designated as a capital gain dividend or which could be designated as a capital gain dividend. Moreover, if we designate previously made distributions as capital gain dividends, subsequent distributions (up to the amount of the prior distributions so designated) will be treated as capital gain dividends for purposes of FIRPTA withholding. If a distribution is treated as an ordinary dividend rather than a capital gain dividend pursuant to the terms of the 2004 Tax Act, the FIRPTA withholding rules would not apply, however the withholding rules applicable to ordinary dividends, described above, would apply.

      Sale of Our Common Stock. A non-U.S stockholder generally will not be subject to United States federal income tax under FIRPTA with respect to gain recognized upon a sale of our common stock, provided that we are a "domestically-controlled REIT." A domestically-controlled REIT generally is defined as a real estate investment trust in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by non-U.S. persons. Although currently it is anticipated that we will be a domestically-controlled REIT, and, therefore, that the sale of our common stock will not be subject to taxation under FIRPTA, there can be no assurance that we will, at all relevant times, be a domestically-controlled REIT. If the gain on the sale of our common stock were subject to taxation under FIRPTA, a non-U.S. stockholder would be subject to the same treatment as taxable U.S. stockholders with respect to such gain (subject to the applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, a purchaser of our common stock from a non-U.S. stockholder subject to taxation under FIRPTA generally would be required to deduct and withhold a tax equal to 10% of the amount realized by a non-U.S. stockholder on the disposition. Any amount withheld would be creditable against the non-U.S. stockholder's FIRPTA tax liability.

      Even if gain recognized by a non-U.S. stockholder upon the sale of our common stock is not subject to FIRPTA, such gain generally will subject such stockholder to U.S. tax if:

      o An income tax treaty does not apply and the gain is effectively connected with a trade or business conducted by the non-U.S. stockholder in the United States (or, if an income tax treaty applies and the gain is attributable to a United States permanent establishment maintained by the non-U.S. stockholder), in which case, unless an applicable treaty provides otherwise, a non-U.S. stockholder will be taxed on his or her net gain from the sale at regular graduated U.S. federal income tax rates. In the case of a non-U.S. stockholder that is a corporation, such stockholder may be subject to a branch profits tax at a 30% rate, unless an applicable income tax treaty provides for a lower rate and the stockholder demonstrates its qualification for such rate; or
      o The non-U.S. stockholder is a nonresident alien individual who holds our common stock as a capital asset and was present in the United States for 183 days or more during the taxable year (as determined under the tax code) and certain other conditions apply, in which case the non-U.S. stockholder will be subject to a 30% tax on capital gains.

      Estate Tax Considerations. The value of our common stock owned, or treated as owned, by a non-U.S. stockholder who is a nonresident alien individual at the time of his or her death will be included in the individual's gross estate for United States federal estate tax purposes, unless otherwise provided in an applicable estate tax treaty.

Information Reporting and Backup Withholding

      We are required to report to our stockholders and to the Internal Revenue Service the amount of distributions paid during each tax year, and the amount of tax withheld, if any. These requirements apply even if withholding was not required with respect to payments made to a stockholder. In the case of non-U.S. stockholders, the information reported may also be made available to the tax authorities of the non-U.S. stockholder's country of residence, if an applicable income tax treaty so provides.

      Backup withholding generally may be imposed on certain payments to a stockholder unless the stockholder (1) furnishes certain information, or (2) is otherwise exempt from backup withholding.

      A stockholder who does not provide us with his or her correct taxpayer identification number also may be subject to penalties imposed by the Internal Revenue Service. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.

      Stockholders should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedure for obtaining an exemption. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a distribution to a stockholder will be allowed as a credit against such holder's United States federal income tax liability and may entitle the stockholder to a refund, provided that the required information is furnished to the Internal Revenue Service.

      In general, backup withholding and information reporting will not apply to a payment of the proceeds of the sale of our common stock by a non-U.S. stockholder by or through a foreign office of a foreign broker effected outside of the United States; provided, however, that foreign brokers having certain connections with the United States may be obligated to comply with the backup withholding and information reporting rules. Information reporting (but not backup withholding) will apply, however, to a payment of the proceeds of a sale of our common stock by foreign offices of certain brokers, including foreign offices of a broker that:

      o     is a United States person;
      o derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States; or
      o is a "controlled foreign corporation" for United States tax purposes.

      Information reporting will not apply in the above cases if the broker has documentary evidence in its records that the holder is a non-U.S. stockholder and certain conditions are met, or the non-U.S. stockholder otherwise establishes an exemption.

      Payment to or through a United States office of a broker of the proceeds of a sale of our common stock is subject to both backup withholding and information reporting unless the stockholder certifies in the manner required that he or she is a non-U.S. stockholder and satisfies certain other qualifications under penalties of perjury or otherwise establishes an exemption.

State and Local Tax

      The discussion herein concerns only the United States federal income tax treatment likely to be accorded to us and our stockholders. No consideration has been given to the state and local tax treatment of such parties. The state and local tax treatment may not conform to the federal treatment described above. As a result, a stockholder should consult his or her own tax advisor regarding the specific state and local tax consequences of the ownership and disposition of our common stock.

                                  LEGAL MATTERS

      The validity of the shares of common stock covered by this prospectus will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP, Boston, Massachusetts. Certain attorneys at Wilmer Cutler Pickering Hale and Dorr LLP own an aggregate of approximately 725,162 shares of our common stock as of the date of this prospectus.

                                     EXPERTS

      Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule and management's assessment of the effectiveness of our internal control over financial reporting as of December 31, 2005, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

      The financial statements of FSP Willow Bend Office Center Corp., FSP Innsbrook Corp., FSP 380 Interlocken Corp., FSP Blue Lagoon Drive Corp. and FSP Eldridge Green Corp. for the years ended December 31, 2005, incorporated by reference into this prospectus have been audited by Braver PC, as stated in their report incorporated by reference into this prospectus, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


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

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.


                            -----------------------


                        FRANKLIN STREET PROPERTIES CORP.


                                  Common Stock


                                  May 23, 2006